As filed with the Securities and Exchange Commission on June 9, 2011

Registration No: 333-173930

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Grassmere Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	6770	45-1674375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

801 W. 47th Street Suite 400
Kansas City, MO 64112
Tel: (816) 216-7292

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Brian M. Hagenhoff
Chief Financial Officer
801 W. 47th Street Suite 400
Kansas City, MO 64112
Tel: (816) 531-0700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Joel L. Rubinstein, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 Tel: (212) 547-5400 Fax: (212) 547-5444	Scott M. Herpich, Esq. Polsinelli Shughart PC 700 W. 47th Street, Suite 1000 Kansas City, Missouri 64112 Tel: (816) 360-4150 Fax: (816) 753-1536	Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 Tel: (212) 801-9200 Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 9, 2011

$75,000,000

GRASSMERE ACQUISITION CORPORATION

7,500,000 Units

Grassmere Acquisition Corporation is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any acquisition target.

This is an initial public offering of our securities. We are offering 7,500,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,125,000 units to cover over-allotments, if any.

We will provide our stockholders with the opportunity to redeem their shares of our common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein. We intend to complete our initial business combination and conduct redemptions of shares of common stock for cash without a stockholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we are unable to complete a business combination within 24 months from the date of this prospectus, we will redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Grassmere Acquisition Holdings, LLC, and our independent director nominees have committed to purchase an aggregate of 3,900,000 warrants at a price of $0.75 per warrant ($2.925 million in the aggregate) in a private placement that will occur simultaneously with the completion of this offering. We refer to these warrants throughout this prospectus as the private placement warrants.

Currently, there is no public market for our units, common stock or warrants. It is anticipated that our units will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, under the symbol “  ” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTCBB under the symbols “  ” and “  ,” respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page 22. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.575	$9.425
Total	$75,000,000	$4,312,500	$70,687,500

(1)	Includes $0.375 per unit, or approximately $2.81 million in the aggregate (approximately $3.23 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. See also “Underwriting” beginning on page 115.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $75 million ($10.00 per share), or approximately $86.03 million (approximately $9.97 per share) if the underwriters’ over-allotment option is exercised in full, will be deposited into a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for the interest income earned on the trust account balance that may be released to us to pay any franchise and income taxes payable on such interest and to fund our working capital requirements, any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our business combination and any amounts necessary to redeem our public shares upon certain amendments to our amended and restated certficate of incorporation, each as described herein, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of our public shares if we are unable to complete a business combination within 24 months from the date of this prospectus, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about          , 2011.

Lazard Capital Markets

Macquarie Capital

The date of this prospectus is          , 2011

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

GRASSMERE ACQUISITION CORPORATION

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•	“we,” “us,” “company” or “our company” are to Grassmere Acquisition Corporation;
•	“public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•	“public stockholders” are to the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of management’s status as a “public stockholder” shall only exist with respect to such public shares;
•	our “management” or our “management team” are to our executive officers and directors;
•	our “sponsor” are to Grassmere Acquisition Holdings, LLC, a Missouri limited liability company;
•	our “founder shares” are to shares of our common stock initially purchased by our sponsor in a private placement prior to this offering; and
•	our “initial stockholders” are to holders of our founder shares prior to this offering.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any acquisition target.

We will seek to capitalize on the significant deal sourcing, investing, acquisition and operating expertise of our management team to identify, acquire and operate high-growth businesses which provide products or services used by consumers in their leisure time, or which provide products, services and physical assets that support such businesses. These businesses may operate in the consumer and leisure sectors or more broadly in the media, entertainment, technology, hospitality or retail sectors. We believe that our initial business combination will provide a strong foundation from which to build, through acquisition or organic growth, a consumer and leisure sector-focused platform. We are not limited, however, to any particular industry sector. In addition, a target business does not have to meet any particular minimum value for purposes of consummating an initial business combination, except that we will not effect a business combination with another blank check company or a similar type of company with nominal operations.

Our Management Team

Our chairman and chief executive officer, Peter C. Brown, our president, Tristram E. Collins, and other members of our management team have extensive operating and deal-making experience in the consumer, leisure, entertainment and related industries. Mr. Brown brings over 30 years of experience as both an operating and financial executive, as well as significant consumer and leisure industry leadership. He currently serves as chairman of Grassmere Partners, LLC, or Grassmere Partners, a private investment firm based in Kansas City, Missouri. Grassmere Partners invests in both private and publicly traded companies and its portfolio consists of companies in the consumer, media, entertainment, technology, energy and healthcare industries.

Prior to Grassmere Partners, Mr. Brown was the chairman and chief executive officer of AMC Entertainment Inc., or AMC, one of the world’s largest theatrical exhibition companies. Mr. Brown was appointed chairman and chief executive officer of AMC in 1999 after serving as the company’s chief financial officer for nine years. In his 18-year career with AMC, he was involved in raising over $6 billion of capital in 24 financing transactions. During his tenure as chairman and CEO, Mr. Brown led several key financial and strategic transactions that grew revenues from $1 billion to $2.3 billion, increased shareholder value and provided liquidity events for AMC’s public and, when AMC went private, private shareholders. From its low in October 2000 to December 2004, AMC’s stock price increased from $1.00 to $19.50. In 2006, as a private company, Mr. Brown orchestrated the acquisition of Loews Cineplex, a $1.3 billion transaction which was the industry’s largest acquisition to date. Mr. Brown was also involved in the implementation of several key operating initiatives in marketing, pricing, content and concessions, streamlining the organizational structure of the company and the divestiture of non-strategic international operations. He was also involved in the formation and launch of several significant new business ventures including National Cinemedia, Inc. (NASDAQ: NCMI), which went public in February 2007 with an $861 million initial public offering and a $2 billion equity market capitalization, Movietickets.com and Digital Cinema Implementation Partners. While serving as CFO of AMC, Mr. Brown founded Entertainment Properties Trust (NYSE: EPR), a real estate investment trust established to invest in entertainment-related properties, with its initial investments being in 13 megaplex theaters purchased from AMC. In November 1997, EPR completed a $276 million initial public offering. Mr. Brown served as initial chairman of the board of trustees of EPR until May 2003, when he did not stand for re-election at the company’s annual shareholders’ meeting. Mr. Brown rejoined the board of EPR in May 2010, and the company today has an equity market capitalization in excess of $2.0 billion. Prior to AMC, Mr. Brown was a vice president at DJS Inverness & Company, a New York-based leveraged buyout and advisory firm where he focused on cash flow based buyouts in the consumer and retail sectors. Prior to DJS Inverness, Mr. Brown worked in a venture capital firm and a Midwestern based regional commercial bank. Mr. Brown is currently a board member of CenturyLink (NYSE: CTL), Entertainment Properties Trust (NYSE: EPR), Cinedigm (NASDAQ: CIDM) and EcoFit Lighting, LLC. He previously served as a board member of several public and private companies including National Cinemedia (NASDAQ: NCMI), Midway Games, Lab One, Inc., Protection One, Inc., Digital Cinema Implementation Partners and Movietickets.com.

Tristram Collins has 25 years of M&A, financing, investment and operating experience, and brings substantial operating and transaction experience in the media and entertainment industries specifically. Mr. Collins currently serves as the founder and CEO of Great Point Holdings, LLC, or Great Point, a private investment company that focuses on funding, developing and incubating early stage companies. Through Great Point, Mr. Collins was a co-founder of AcuStream, LLC, a healthcare technology firm that provides revenue cycle solutions to large physician practice organizations. There, Mr. Collins led the initial and on-going raise of growth capital and also negotiated and executed a strategic initiative to partner with University HealthSystems Consortium, a membership organization that represents 90% of the physician practice organizations in the United States. Mr. Collins was formerly a director and senior executive vice president of operations and finance at Nassau Broadcasting Partners, L.P., a New Jersey based radio broadcasting company. Mr. Collins served in this capacity from May 2004 to September 2010. Mr. Collins helped grow the company from 11 stations to 56 stations and grow revenues from $20 million to $55 million, and in doing so become the 15th largest radio broadcaster based on station count in the United States. Mr. Collins led the business development, negotiation, acquisition, financing and operational integration of 44 radio stations acquired in 16 separate transactions from 12 sellers across New England and the Mid-Atlantic regions over an 18-month period. Mr. Collins led the company’s raise of over $265 million in debt and private equity to finance the acquisitions. While at Nassau, Mr. Collins also oversaw and executed various M&A and financing transactions in other affiliated companies in tower communications, real estate, publishing and marine industry. Prior to Nassau, Mr. Collins served as a managing director in the media investment banking division at Citigroup Global Markets, where Mr. Collins managed some of the firm’s largest media and entertainment based client relationships, including Viacom, Inc. and the Walt Disney Company. Mr. Collins was responsible for the broadcasting, newspaper and entertainment sectors and executed over $85 billion in financing and advisory transactions during his career including numerous high profile and complex M&A transactions across multiple sectors. As a result of his long tenure as a senior investment banker, Mr. Collins has extensive relationships in the leisure, media and entertainment industries with company management teams as well as with numerous financial sponsors that are active in these sectors. Prior to Citigroup, Mr. Collins was a Vice President in the media investment banking group at Merrill Lynch & Co. and also worked in investment banking at Smith Barney Inc. and PaineWebber, Inc. in the media and public finance groups, respectively. Mr. Collins is currently a private company board member of AcuStream, LLC, a healthcare technology company, and Sustainable Building Innovations, Inc., a manufacturer of rapidly deployable buildings for use in military and commercial applications.

Initial Business Combination Strategy

We anticipate structuring a business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if we (or any entity that is a successor to us in a business combination) acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if we (or any entity that is a successor to us in a business combination) own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Our management team intends to focus on increasing stockholder value by growing revenue (through organic growth and acquisitions) and improving the efficiency of business operations. Consistent with this strategy, we believe the following general criteria and guidelines are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Targets Focused on Consumer Leisure Time. We will seek to identify, acquire and operate high growth businesses which provide products or services used by consumers in their leisure time or which provide products, services and physical assets that support such businesses. These businesses may operate in the consumer and leisure sectors or more broadly in the media, entertainment, technology, hospitality, leisure and retail sectors.
•	Large and Growing Market Supported by Positive Macro Trends. We will seek out opportunities in sectors that have substantial opportunity for revenue growth due to shifts in technology, demographics, consumer preferences or other market factors. We will seek companies that are well positioned to take advantage of such sector growth, can dominate their market and are established as market or industry leaders. We do not intend to acquire start-up companies.
•	Superior Products and/or Service Offerings that Create Sustainable Competitive Advantages. We will seek companies that have solid reputations for their products and/or services and have substantially differentiated themselves in their market as a result of such product quality, exemplary customer service or other such factors that can provide a company with a competitive advantage. Other factors we will consider include the need for up front or on-going capital investment, the potential impact of technology on the efficiencies of the business, the diversification of revenue and customer base, customer loyalty, barriers to entry such as patent protection and opportunities for horizontal or vertical industry expansion.
•	Strong Management Team. We will seek to acquire businesses that have smart, honest, hardworking and experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.
•	Financially Attractive. We will seek to acquire businesses that have strong fundamentals including a history of stable free cash flow generation, growing revenues, improving margins and high returns on invested capital.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer or proxy solicitation materials, as applicable, that we would file with the Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Sourcing of Potential Acquisition Targets

We believe our management’s significant operating and transaction experience and relationships with companies in our target sectors will provide us with a substantial number of potential business targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships. This network has grown through the activities of our management including substantial operating, financing and mergers and acquisitions activity with numerous partners, counterparties, financing sources, bankers, brokers, sellers, buyers, clients, employees and other relationships. Mr. Brown has extensive industry and intermediary relationships with individuals in both public and private companies from having been active on numerous boards and his senior leadership positions. Mr. Brown’s network extends to private equity firms, as well as to the numerous vendors and other contacts with whom he has worked with over his 30 year professional career. Mr. Collins has extensive relationships from his role as an operating and private equity executive and from serving as a managing director and sector head of Citigroup Capital Markets’ media investment banking group. Over his investment banking career, Mr. Collins managed the day-to-day relationships and executed transactions on behalf of both U.S. based and international clients in such sectors as radio, TV broadcasting, cable, newspapers, music, motion pictures, theaters, telecom, technology, publishing, theme parks and TV and cable networks. His diversified entertainment clients included such companies as Viacom, Inc. and the Walt Disney Company. Mr. Collins also worked closely with a substantial number of large private equity firms seeking new portfolio company opportunities in the media and entertainment sectors or assessing strategic alternatives for their existing portfolio companies.

We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions. We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that such an initial business combination is fair to our company from a financial point of view.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our executive officers has agreed, pursuant to a written agreement with us, that until the earliest of: (i) our initial business combination, (ii) our redemption of 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (iii) such time as he ceases to be an executive officer, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $75,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our executive officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our executive officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. However, our executive officers have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame.

Executive Offices

Our executive offices are located at 801 W. 47th Street Suite 400, Kansas City, Missouri 64112 and our telephone number is (816) 216-7292.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 22 of this prospectus.

Securities offered
7,500,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Proposed OTCBB symbols
Units: “ ”
Common Stock: “ ”
Warrants: “ ”
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Units:
Number outstanding before this offering
0
Number outstanding after this offering
7,500,000

Common stock:
Number outstanding before this offering
2,156,250(1)(2)
Number outstanding after this offering
9,375,000(2)(3)
Warrants:
Number of private placement warrants to be sold in a private placement simultaneously with closing of this offering
3,900,000
Number of warrants to be outstanding after this offering and the private placement
11,400,000(4)
Exercisability
Each warrant offered in this offering is exercisable to purchase one share of our common stock.
Exercise price
$11.50 per share, subject to adjustments as described herein.
Exercise period
The warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination, or
• 12 months from the closing of this offering;
provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we are required to permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed and to register the shares of common stock that are issuable upon exercise of the warrants under certain state blue sky laws, to the extent an exemption is not available, as specified in the warrant agreement.

(1)	This number includes an aggregate of 281,250 founder shares held by our initial stockholders that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.
(2)	This number includes a portion of the founder shares in an amount equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option that are subject to forfeiture by our initial stockholders as described under “— Founder shares” below.
(3)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 281,250 founder shares.
(4)	Assumes no exercise of the underwriters’ over-allotment option.

The warrants will expire at 5:00 p.m., New York time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the last sale price of our common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees.
Founder shares
In April 2011, our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. Subsequently, in June 2011, our sponsor transferred an aggregate of 208,336 founder shares to

Robert J. Druten and William Thomas Grant II, each of whom has agreed to serve on our board of directors upon the closing of this offering. The founder shares include an aggregate of 281,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will own 20.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). In addition, a portion of the founder shares equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option, which we refer to as the founder earnout shares, will be subject to forfeiture by our initial stockholders as follows:

•

2.5% are subject to forfeiture by our initial stockholders on the second anniversary of the closing of our initial business combination unless following our initial business combination the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•

2.5% are subject to forfeiture by our initial stockholders on the third anniversary of the closing of our initial business combination unless following our initial business combination the last sales price of our common stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:
• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•

our initial stockholders have agreed (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination and (ii) to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within 24 months from the date of this prospectus (although they will be entitled to redemption rights with respect to any public shares they hold if we fail to complete a business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination.
Transfer restrictions on founder shares
Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until: (i) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under “Principal Stockholders — Transfers of Common Stock and Warrants”).
Private placement warrants
Our sponsor and our independent director nominees have committed to purchase an aggregate of 3,900,000 private placement warrants (3,566,668 by our sponsor and 333,332 by our independent director nominees), each exercisable to purchase one share of our common stock at $11.50 per share, at a price of $0.75 per warrant ($2.925 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within 24 months from the date of this prospectus, the proceeds of the sale of the private placement warrants will used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.
Transfer restrictions on private placement warrants
The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will be non-redeemable so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees (except as described herein under “Principal Stockholders — Transfers of Common Stock and Warrants”). If the private placement warrants are held by someone other than the initial purchasers of the private placement warrants or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering.
Proceeds to be held in trust account
$75.0 million, or $10.00 per unit of the proceeds of this offering and the proceeds of the private placement of the private placement warrants ($86.03 million, or approximately $9.97 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed in a segregated trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include approximately $2,812,500 (or approximately $3,234,375 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.
We may increase the initial amount held in the trust account from approximately $10.00 per unit prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, we expect that the increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, the purchase of warrants by the underwriters and/or an increase in the number of private placement warrants to be purchased by our sponsor and our independent director nominees at a price of $0.75 per warrant and/or a reduction from $750,000 of the amount initially available to us for working capital that is not held in the trust account on an equal basis. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants. We do not intend to reduce the initial amount to be held in the trust account.
Except for the portion of the interest income that may be released to us to pay any income or franchise taxes and to fund our working capital requirements, any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our business combination and any amounts necessary to redeem our public shares upon certain amendments to our amended and restated certificate of incorporation, each as discussed below and subject to the requirements of law, none of the funds held in trust will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of our public shares if we are unable to complete a business combination within 24 months from the date of this prospectus. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, other than interest income that may be released to us to pay income or franchise taxes, up to $1.25 million of interest income (net of taxes) to fund our working capital requirements and any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our business combination, and we may pay our expenses only from:
• such interest; and

•

the net proceeds of this offering not held in the trust account, which we expect will be $750,000 in working capital after the payment of approximately $675,000 in expenses relating to this offering.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Because, unlike many blank check companies, we do not have the limitation that a target business have a minimum fair market enterprise value equal to a specified percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We will complete our initial business combination only if we (or any entity that is a successor to us in a business combination) acquire 50% or more of the outstanding voting shares of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. For instance, we (or such a successor entity) would not be required to register as an investment company if we (or the successor entity) owned more than 25% of the target's voting securities, had primary control of the target (that is, a greater degree of control than any other person) and used that primary control to engage through the target in a business other than investing, reinvesting, owning, holding or trading in securities, or if we (or the successor entity) acquired our interest in the target through ownership of an active general partnership interest or an active joint venture interest in a closely held target that gave us influence over the target analogous to that exercised by a general partner. Even if we (or any entity that is a successor to us in a business combination) own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction.

Permitted purchases of public shares by us prior to the completion of our initial business combination using amounts held in the trust account
Unlike many blank check companies, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (1,125,000 shares, or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, we may still make such purchases provided such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters’ overallotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares. We can purchase any or all of the 1,125,000 shares (1,293,750 shares if the underwriters’ over-allotment option is exercised in full) that we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding shares of common stock that are voted.
Other permitted purchases of public shares by us or our affiliates
In addition to the permitted purchases of public shares by us prior to the completion of the initial business combination using amounts held in the trust account, as described above, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of the initial business combination with proceeds released to us from the trust account immediately following completion of the initial business combination. Our initial stockholders, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, neither we nor our sponsor, directors or officers have any current commitments, plans or intentions to engage in such transactions or formulated any terms or conditions for any such transactions. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although neither we nor they currently anticipate paying any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares, because such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. Except for the limitations described above on use of trust proceeds released to us prior to completing our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchases that the purchases are subject to such rules, we will comply with such rules.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our stockholders with the opportunity to redeem their shares of common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), which is approximately equal to the per-unit offering price of $10.00 (approximately $0.03 less if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire in connection with, or following the completion of, this offering in connection with the completion of a business combination.
Manner of conducting redemptions
Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Many blank check companies would not be able to complete a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than

$5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination and any shares of common stock submitted for redemption will be returned to the holders thereof.
Limitation on redemption and voting rights of stockholders holding 10% or more of the shares sold in the offering if we hold stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering, and all additional such shares in excess of 10% will be deemed ineligible to vote at a meeting of stockholders.
We believe the restrictions described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent these provisions, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights or vote against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem or vote no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination” and to pay the underwriters their deferred underwriting commissions. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in completing the initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsor, executive officers and directors have agreed that we will have only 24 months from the date of this prospectus to complete our initial business combination. If we are unable to complete a business combination within such 24 month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete a business combination within the 24 month time period.

Our initial stockholders have waived their redemption rights with respect to their founder shares if we fail to complete an initial business combination within 24 months from the date of this prospectus. However, if our initial stockholders should acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to complete a business combination within the required time frame.
The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete a business combination within 24 months from the date of this prospectus and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our sponsor, executive officers, directors and director nominees have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 24 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,000 (so that we are not subject to the SEC’s “penny stock” rules).
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination (except to the extent paid out of any interest income earned on the trust account that may be released to us to fund working capital requirements):
• Repayment of up to an aggregate of $376,527 in loans made to us by our sponsor or an affiliate of our sponsor to cover offering-related and organizational expenses;

•

A payment of an aggregate of $15,000 per month to Grassmere Partners, which is owned by Peter C. Brown, our chairman and chief executive officer, for office space, secretarial and administrative services provided to members of our management team;

• Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•

Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” For additional information concerning how many blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	April 21, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(21,527)	$72,947,500
Total assets	56,527	75,760,000
Total liabilities	46,527	2,812,500
Value of common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share)	—	67,947,489
Stockholder equity(1)	10,000	5,000,011

(1)	Excludes shares subject to redemption in connection with our initial business combination.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of up to an aggregate of $376,527 in loans made to us by our sponsor or an affiliate of our sponsor and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $75.0 million held in the trust account for the benefit of our public stockholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of a business combination within 24 months from the date of this prospectus. The “as adjusted” working capital and “as adjusted” total assets include approximately $2.81 million being held in the trust account (approximately $3.23 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions.

If no business combination is completed within 24 months from the date of this prospectus, the proceeds then held in the trust account, including the deferred underwriting commissions and all interest thereon (net of franchise and income taxes payable and less up to $100,000 of such net interest to pay dissolution expenses), will be used to fund the redemption of our public shares. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within such 24 month time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote before we complete our initial business combination unless the business combination would require stockholder approval under applicable state law or if we decide to hold a stockholder vote for business or other legal reasons. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the business combination we complete.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after the offering, in favor of our initial business combination. Our initial stockholders will own 20.0% of our outstanding shares of common stock immediately following the completion of this offering. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for a business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our stockholders to exercise redemption rights with respect to a large number of our could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete a business combination within 24 months from the date of this prospectus may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete a business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete a business combination within 24 months from the date of this prospectus. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into a business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete a business combination within 24 months from the date of this prospectus, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, executive officers and directors have agreed that we must complete our initial business combination within 24 months from the date of this prospectus. We may not be able to find a suitable target business and complete a business combination within such time period. If we have not completed a business combination within such 24 month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest, but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we are unable to complete our initial business combination within the prescribed time frame, our public stockholders may receive less than $10.00 per share on our redemption and our warrants will expire worthless.

If the underwriters’ over-allotment option is exercised in full, the amount held in the trust account will initially be less than $10.00 per share. If we are unable to complete our initial business combination within the prescribed time frame and are forced to redeem the public shares, the per-share redemption amount received by stockholders at such time may also be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. For example, if the underwriters’ over-allotment option is exercised in full, and we were unable to conclude our initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account (net of franchise and income taxes payable and any interest withdrawn by us to pay income or franchise taxes and to fund our working capital requirements, and less up to $100,000 of such net interest to pay dissolution expenses), the per-share redemption amount received by stockholders would be $9.97, which is approximately $0.03 less than the per-unit offering price of $10.00. Furthermore, whether or not the underwriters exercise the over-allotment option, our outstanding warrants are not entitled to participate in any redemption and the warrants will therefore expire worthless if we are unable to complete a business combination within the 24 month time period.

Our purchase of common stock in the open market may support the market price of the common stock and/ or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, common stock and/or warrants.

Unlike many blank check companies, if we seek stockholder approval of our initial business combination, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (3,750,000 shares, or 4,312,500 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of material nonpublic information and will not be made during a restricted period under Regulation M under the Exchange Act. The restricted period under Regulation M will depend on the nature of the business combination. If our business combination requires us to issue securities to shareholders of a privately held target who will approve the business combination by entering into the acquisition agreement, the restricted period would be deemed to commence on the earlier of one (or five) business day(s) prior to (i) the time we furnish the definitive acquisition agreement for execution to the shareholders of the privately held target company or (ii) the commencement of the valuation period, if any, which is the period when the market price of the securities we are issuing in the business combination is a factor in determining the consideration to be paid in the business combination. The restricted period would continue until the later of (i) execution of the definitive acquisition agreement or (ii) the end of the valuation period. If our business combination requires us to issue securities to the shareholders of the target who will be solicited to approve the business combination, the restricted period would be deemed to commence on the day of mailing the proxy solicitation materials and continue through the end of the period in which the target shareholders can vote on the business combination, provided that if the valuation period occurs outside of the proxy solicitation period, an additional restricted period would commence one (or five) business days prior to the commencement of the valuation period and continue until the valuation period ends. In addition, if we engage in an offering of securities at the time of the business combination, there may also be a restricted period under Regulation M depending on the nature of the offering. In addition, it is intended that these purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, we may still make such purchases provided such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. If we do not make these purchases because they would not be in compliance with Regulation M or Rule 10b-18 or otherwise, the absence of the support of these purchases could materially affect the market price of our securities or our ability to complete a business combination. In addition, even if these purchases are made, once the purchases are complete, the termination of the support provided by these purchases may materially adversely affect the market price of our securities or our ability to complete a business combination.

If we seek stockholder approval of our business combination, we, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares of common stock from stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following completion of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our sponsor, directors, executive officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, neither we nor our sponsor, directors or executive officers have any current commitment, plans or intentions to engage in such transactions or formulated any terms or conditions for any such transactions. If either we or they engage in such transactions, neither we nor they will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although neither we nor they currently anticipate paying any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchase, that the purchases are subject to such rules, we will comply with such rules. In addition, in the event we seek stockholder approval of our business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (3,750,000 shares, or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full). These purchases will be made only in open market transactions at times when we are not in possession of any material nonpublic information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the manner of sale, timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, we may still make such purchases provided such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares.

The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii), where the purchases are made by our sponsor, directors, executive officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of a business combination that may not otherwise have been possible. In addition, purchases in the open market would provide liquidity to those public stockholders whose shares are so purchased in advance of the closing of the business combination. If these purchases are not made because they would not be in compliance with Regulation M or Rule 10b-18 or otherwise, the absence of the support of these purchases could materially affect the market price of our securities or our ability to complete a business combination.

Our purchases of common stock in the open market or in privately negotiated transactions would reduce the funds available to us after the business combination.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may privately negotiate transactions to purchase shares effective immediately following the completion of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules with proceeds released to us from the trust account immediately following completion of the initial business combination. In addition, in the event we seek stockholder approval of our business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase to 50% of the shares sold in this offering (3,750,000 shares, or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full). These purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the manner of sale, timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, we may still make such purchases provided such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after the business combination.

Purchases of common stock in the open market or in privately negotiated transactions by us or our sponsor, directors, executive officers, advisors or their affiliates may make it difficult for us to list our common stock on a national securities exchange.

If we or our sponsor, directors, executive officers, advisors or their affiliates purchase shares of our common stock in the open market or in privately negotiated transactions, it would reduce the public “float” of our common stock and the number of beneficial holders of our securities, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business combination.

Our purchases of common stock in the open market or in privately negotiated transactions may have negative economic effects on our remaining public stockholders.

If we seek stockholder approval of our business combination and purchase shares in privately negotiated or market transactions from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, our remaining public stockholders will bear the economic burden of such deferred commissions and franchise and income taxes payable and other interest income released to us for working capital (as well as, in the case of purchases which occur prior to the completion of our initial business combination, up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 24 months from the date of this prospectus). In addition, our remaining public stockholders following the completion of a business combination will bear the economic burden of the deferred underwriting commission as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the completion of the business combination. This is because the stockholders from whom we purchase shares in open market or in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the franchise and income taxes payable on the interest earned by the trust account, interest released to us to fund our working capital requirements and the up to $100,000 of dissolution expenses or the deferred underwriting commission and, in the case of purchases at a premium, have received such premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described herein, or (ii) the redemption of our public shares if we are unable to complete an initial business combination within 24 months from the date of this prospectus, subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we are unable to complete an initial business combination within 24 months from the date of this prospectus is not completed for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 24 months from the date of this prospectus before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

We do not intend to establish an audit committee or a compensation committee until the completion of an initial business combination. Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

Our independent directors will join upon the closing of this offering. Upon completion of an initial business combination, our board of directors intends to establish an audit committee and a compensation committee, and adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. The absence of such committees to review the matters discussed above until the completion of our initial business combination could negatively impact our operations and profitability.

Our securities will be quoted on the Over-the-Counter Bulletin Board quotation system, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national securities exchange and result in our stockholders not receiving the benefit of our being subject to the listing standards of a national securities exchange.

Our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, which is a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not listed on a national securities exchange. Quotation of our securities on the OTCBB will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

The OTCBB does not impose listing standards or requirements. If our securities were listed on a national securities exchange, we would be subject to a number of listing standards, including requirements relating to our minimum unaffiliated market capitalization and common stock trading price, the independence of a majority of our board of directors, requirements regarding committees of our board and certain other stockholder approval and corporate governance requirements. In addition, we would be subject to any special stock exchange requirements applicable to blank check companies, such as a requirement that we not enter into an initial business combination that has fair market value less than 80% of the funds in the trust account.

If there are no market makers for our securities on the OTCBB, our securities could be removed from quotation on the OTCBB, and the liquidity of our securities would be further limited.

The OTCBB operates as a dealer system. As a result, all securities being quoted on the OTCBB must be sponsored by a participating market maker. Although Lazard Capital Markets LLC has advised us that it intends to act as a market maker of our securities on the OTCBB until the earlier of (i) the completion of our initial business combination and (ii) the redemption of all of our public shares if we fail to complete a business combination in the prescribed time frame, it could cease making a market at any time. We expect that other market makers will make a market in our securities, but we cannot assure you that they will do so. A complete lack of market making in our securities could result in the removal of our securities from the OTCBB, which, in turn, could further diminish the liquidity of our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, we will have net tangible assets in excess of $5.0 million upon the successful completion of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us and, if we seek stockholder approval of our initial business combination, the release of funds to us to purchase up to 50% of our public shares pursuant to our amended and restated certificate of incorporation, unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business —  Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender rules, and if you or a “group” of stockholders are deemed to hold in excess of 10% of our common stock, you will lose the ability to both redeem and vote all such shares in excess of 10% of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual shareholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering, and all additional such shares in excess of 10%, which we refer to as the “Excess Shares,” which would then ineligible to vote. Your inability to vote and redeem the Excess Shares will reduce your influence over our ability to complete a business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our business combination. And as a result, you will continue to hold that number of shares exceeding 10% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our business combination, we make purchases of our common stock in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases, using available funds from the trust account, then the resources available to us for a business combination may be reduced. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, together with the interest earned on the proceeds in the trust account (net of franchise and income taxes payable) which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not completed during that time. We believe that, upon closing of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our franchise and income taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $750,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $675,000, we may fund such excess with funds from the $750,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $675,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any franchise and income taxes that we may owe. The current low interest rate environment may make it more difficult for us to have sufficient funds available to structure, negotiate or close our initial business combination. As described elsewhere in this prospectus, the amounts in the trust account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. If, for example, the amounts in the trust account were invested for a 24-month period in U.S. government treasury bills with 180-day maturities yielding 0.18% per annum, they would generate a total of approximately $151,200 in after-tax interest (or approximately $173,426 in after-tax interest if the over-allotment option is exercised in full). If the actual yields are higher, a greater amount of after-tax interest would be generated. Conversely, if the actual yields are lower, or if (as we expect) interest generated by the amounts in the trust account is withdrawn from time to time, a lesser amount of after-tax interest would be generated. If we are required to seek additional capital, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption of our public shares, and our warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

If the size of the offering is increased, the portion of the trust account attributable to the proceeds of the sale of private placement warrants will be allocated pro rata among a greater number of public shares, which will reduce the per-share amount payable to our public stockholders upon our liquidation or our public stockholders’ exercise of redemption rights.

If the size of the offering is increased, there will be no corresponding increase in the number of private placement warrants purchased by our sponsor and our independent director nominees. Accordingly, the portion of the trust account attributable to the sale proceeds of the private placement warrants will be spread pro rata across a greater number of public shares, which will reduce the per-share amount payable to each public stockholder upon our liquidation or our stockholders’ exercise of redemption rights. Assuming a 15% increase in the size of this offering, the per share redemption or liquidation amount could decrease by as much as approximately $0.03.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than approximately $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the approximately $10.00 per share initially held in the trust account (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full), due to claims of such creditors. Our chairman and chief executive officer, Peter C. Brown, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full) except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked Mr. Brown to reserve for such indemnification obligations and we cannot assure you that Mr. Brown would be able to satisfy those obligations. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Brown will not be responsible to the extent of any liability for such third party claims. None of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce Mr. Brown’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) and Mr. Brown asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Brown to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Brown to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the date of this prospectus may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month from the date of this prospectus in the event we do not complete an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the date of this prospectus is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We do not currently intend to hold an annual meeting of stockholders until after our completion of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we complete a business combination, and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our completion of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register the founder shares, holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the shares of common stock issuable upon exercise of the private placement warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the common stock issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the private placement warrants and the shares of common stock issuable upon exercise of such private placement warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsor or its permitted transferees are registered.

Because we are not limited to a particular industry sector or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We will seek to complete a business combination with an operating company in the consumer and leisure sectors, but may also pursue acquisition opportunities in other sectors, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate a business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to complete a business combination.

None of our officers or directors has ever been associated with a blank check company prior to its business combination. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to complete a business combination and result in our not completing a business combination in the prescribed time frame.

We may seek investment opportunities in sectors outside of the consumer and leisure sectors (which may or may not be outside of our management’s area of expertise).

Although we intend to focus on identifying business combination candidates in the consumer and leisure sectors, we will consider a business combination outside of the consumer and leisure sectors if a business combination candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an investment outside of the consumer and leisure sectors, our management’s expertise in the consumer and leisure industries would not be directly applicable to its evaluation or operation, and the information contained herein regarding the consumer and leisure industries would not be relevant to an understanding of the business that we elect to acquire.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we complete a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Unlike many blank check companies, we are not required to acquire a target with a valuation equal to a certain percentage of the amount held in the trust account. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in completing an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Many blank check companies are required to complete their initial business combination with a target whose value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination. Because we do not have the requirement that a target business have a minimum fair market enterprise value equal to a certain percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. In addition, we may complete a business combination with a target whose enterprise value is significantly less than the amount of money held in the trust account, thereby resulting in our ability to use the remaining funds in the trust account to make additional acquisitions without seeking stockholder approval or providing redemption rights.

Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in completing an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if the trading price of our shares of common stock after giving effect to such business combination was less than the per-share trust liquidation value that our stockholders would have received if we had dissolved without completing a business combination.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we complete a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 229,225,000 (assuming that the underwriters have not exercised their over-allotment option and our initial stockholders have forfeited their 281,250 founder shares) authorized but unissued shares of common stock available for issuance and not reserved for issuance upon exercise of outstanding warrants. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;
•	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. In addition, in the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. If such business combination is not completed, these purchases would have the effect of reducing the funds available in the trust account for future business combinations. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed a business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect a business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the completion of our business combination. Each of our executive officers is engaged in several other business endeavors for which he is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our business combination.

Our executive officers and directors are, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we complete our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, and may in the future become, affiliated with entities that are engaged in a similar business. In addition, our executive officers and directors may become involved with subsequent blank check companies similar to our company, although each of our executive officers has agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the date of this prospectus.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors, or any of their respective affiliates.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our executive officers (but not our independent directors) has entered into a written agreement with us requiring him to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $75,000,000 or more, subject to any fiduciary duties or contractual obligations such executive officer may have, currently or in the future, in respect of the companies to which such executive officer currently has fiduciary duties or contractual obligations. Accordingly, each of these individuals must present to us only business combination opportunities with a target business having an enterprise value of $75,000,000 or more that they become aware of following the date of this prospectus prior to presenting them to any company which they become affiliated with following this offering. However, they would be required to present business opportunities to companies which they are affiliated with and owe a fiduciary or contractual obligation to prior to the date of this prospectus prior to presenting them to us. See “Management — Conflicts of Interest” for a table summarizing the entities to which our executive officers currently have fiduciary duties or contractual obligations. Accordingly, if any of our executive officers becomes aware of a business combination opportunity which is suitable for any of such entities to which he has pre-existing fiduciary or contractual obligations, he will honor his pre-existing fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. In addition, our independent directors will not be obligated to present any business combination opportunities to us. As a result, if our executive officers or directors become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe contractual or fiduciary duties, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented, and we cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers and directors. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if a business combination is not completed, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In April 2011, our sponsor (of which our executive officers are members) purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. Subsequently, in June 2011, our sponsor transferred an aggregate of 208,336 founder shares to Mr. Druten and Mr. Grant, each of whom has agreed to serve on our board of directors upon the closing of this offering. The founder shares include an aggregate of 281,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor and our independent director nominees have committed to purchase an aggregate of 3,900,000 private placement warrants (3,566,668 by our sponsor and 333,332 by our independent director nominees), each exercisable for one share of our common stock at $11.50 per share, for a purchase price of $2.925 million, or $0.75 per warrant, that will also be worthless if we do not complete a business combination. In addition, the founder earnout shares (equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option) will be subject to forfeiture by our initial stockholders in the event certain performance thresholds are not met following the closing of our initial business combination. The personal and financial interests of our sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the closing of this offering to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering will provide us with approximately $75.0 million (or approximately $86.03 million if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business combination (excluding approximately $2.81 million, or approximately $3.23 million if the over-allotment is exercised in full, deferred underwriting commission being held in the trust account).

We may effectuate an initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate a business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if we (or any entity that is a successor to us in a business combination) acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if we (or any entity that is a successor to us in a business combination) own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to complete a business combination with which a substantial majority of our stockholders do not agree.

Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to complete a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, we may be able to complete a business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete a business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of 65% of our stockholders, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of an initial business combination that our stockholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that provisions related to pre-business combination activity may be amended if approved by 65% of our stockholders, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by 65% of our stockholders. Our initial stockholders, who will beneficially own 20.0% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily that many blank check companies, and this may increase our ability to complete a business combination with which you do not agree.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for a business combination, will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial stockholders will own 20.0% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering. Accordingly, it may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If our initial stockholders purchase units in this offering or if we or our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 80.6% or $8.06 per share (the difference between the pro forma net tangible book value per share of $1.94 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, unless they may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

Our warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate a business combination.

We will be issuing warrants to purchase 7,500,000 shares of our common stock (or up to 8,625,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 3,900,000 private placement warrants, each exercisable to purchase one share of common stock at $11.50 per share. In addition, if our sponsor makes any working capital loans, it may convert those loans into up to an additional 1,333,333 private placement warrants. To the extent we issue shares of common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination and (iii) they may be exercised by the holders on a cashless basis.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financing reporting standards, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within our 24 month time frame.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We have applied to register our securities, or will rely on an exemption from registration, to offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Dakota and Wyoming. In the states where we have applied to have the units registered for sale, we will not sell the units to retail customers in these states unless and until such registration is effective. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, states are pre-empted from regulating transactions in certain categories of securities that are designated as “covered securities.” Since we will file periodic and annual reports under the Securities Exchange Act of 1934, our securities will be considered covered securities. Therefore, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” herein.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2012. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our system of internal controls audited. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	our potential ability to obtain additional financing to complete our initial business combination;
•	our pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	our public securities’ potential liquidity and trading;
•	the lack of a market for our securities;
•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 22. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 7,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public(1)	$75,000,000	$86,250,000
Proceeds from private placement	2,925,000	2,925,000
Total gross proceeds	$77,925,000	$89,175,000
Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$1,500,000	$1,725,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	45,000	45,000
SEC/FINRA expenses	35,000	35,000
Blue Sky fees and expenses	15,000	15,000
Travel and roadshow	75,000	75,000
Directors’ and officers’ insurance	125,000	125,000
Miscellaneous expenses	80,000	80,000
Total offering expenses	2,175,000	2,400,000
Proceeds after offering expenses	$75,750,000	$86,775,000
Held in trust account	$75,000,000	$86,025,000
% of public offering proceeds held in trust	100.00%	99.74%
Not held in trust account	$750,000	$750,000

The following table shows the use of the $750,000 of net proceeds not held in the trust account and up to an additional $1,250,000 of interest earned on our trust account (net of income and franchise taxes payable) that may be released to us to cover operating expenses(4).

	Amount	Percent
Use of net proceeds not held in trust
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(5)	$1,280,000	64.0%
Legal and accounting fees related to regulatory reporting obligations	200,000	10.0%
Administrative services and support payable to our sponsor’s affiliate ($15,000 per month for up to 24 months)	360,000	18.0%
Printing	40,000	2.0%
Other miscellaneous expenses	120,000	6.0%
Total	$2,000,000	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	In addition, a portion of the offering expenses have been paid from the proceeds of up to $376,527 of loans from our sponsor or an affiliate of our sponsor, as described in this prospectus. These loans will be repaid upon completion of this offering out of the $675,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions, if possible. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The underwriters have agreed to defer approximately $2.813 million of their underwriting commissions (or approximately $3.234 million if the underwriters’ over-allotment option is exercised in full), which equals 3.75% of the gross proceeds from the units offered to the public, until completion of initial business combination. Upon completion of our initial business combination, approximately $2.813 million, which constitutes the underwriters’ deferred commissions (or approximately $3.234 million if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than $1.25 million as a result of the current interest rate environment. As described elsewhere in this prospectus, the amounts in the trust account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. If, for example, the amounts in the trust account were invested for a 24-month period in U.S. government treasury bills with 180-day maturities yielding 0.18% per annum, they would generate a total of approximately $151,200 in after-tax interest (or approximately $173,426 in after-tax interest if the over-allotment option is exercised in full).
(5)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

A total of approximately $75 million (or approximately $86.03 million if the underwriters’ over- allotment option is exercised in full) of the net proceeds from this offering and the sale of the private placement warrants described in this prospectus, including approximately $2.813 million (or approximately $3.234 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except for the portion of the interest income that may be released to us to pay any income or franchise taxes and to fund our working capital requirements, any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our business combination, and any amounts necessary to redeem our public shares upon certain amendments to our amended and restated certificate of incorporation, each as discussed herein and subject to the requirements of law, none of the funds held in trust will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of our public shares if we are unable to complete a business combination within 24 months from the date of this prospectus.

We may increase the initial amount held in the trust account from approximately $10.00 per unit prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, we expect that the increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, the purchase of warrants by the underwriters and/or an increase in the number of private placement warrants to be purchased by our sponsor and our independent director nominees at a price of $0.75 per warrant and/or a reduction from $750,000 of the amount initially available to us for working capital that is not held in the trust account on an equal basis. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants. We do not intend to reduce the initial amount to be held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants. We do not intend to reduce the initial amount to be held in the trust account.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in completing the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust, as well as the up-to $1.25 million of interest income (net of franchise and income taxes) that may be released to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than expected as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. As described above, the amounts in the trust account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. If, for example, the amounts in the trust account were invested for a 24-month period in U.S. government treasury bills with 180-day maturities yielding 0.18% per annum, they would generate a total of approximately $151,200 in after-tax interest (or approximately $173,426) in after-tax interest if the over-allotment option is exercised in full). If the actual yields are higher, a greater amount of after-tax interest would be generated. Conversely, if the actual yields are lower, or if (as we expect) interest generated by the amounts in the trust account is withdrawn from time to time, a lesser amount of after-tax interest would be generated. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

Commencing on the date that our securities are first quoted on the OTCBB, we have agreed to pay a fee of $15,000 per month to Grassmere Partners, which is owned by Peter C. Brown, our chairman and chief executive officer, for office space, administrative services and secretarial support provided to members of our management team. This arrangement is being agreed to by Grassmere Partners for our benefit and is not intended to provide Grassmere Partners (or any member of our management team) compensation in lieu of salary or other remuneration. We believe that this fee for the foregoing services is at least as favorable as we could have obtained from an unaffiliated person.

Prior to the date of this prospectus, our sponsor has agreed to loan to us a total of up to $350,000 to be used for a portion of the expenses of this offering and an affiliate of our sponsor has loaned us $26,527. These loans are non-interest bearing, unsecured and are due within 60 days following the closing of this offering (except for the $26,527 in loans made by an affiliate of our sponsor which are due on demand). The loan will be repaid upon the closing of this offering out of the $675,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Unlike many blank check companies, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account of amounts necessary to purchase up to 50% of the shares sold in this offering (3,750,000 shares, or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, we may still make such purchases provided such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares. We can purchase any or all of the 1,125,000 shares (or 1,293,750 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per share amount held in the trust account. Such trading activity could enable such investors to block a business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding shares of common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of the initial business combination with proceeds released to us from the trust account immediately following completion of the initial business combination. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Except for the limitations described above on use of trust proceeds released to us prior to completing our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described herein or (ii) the redemption of our public shares if we are unable to complete an initial business combination within 24 months following the date of this prospectus, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the completion of a business combination. In addition, our initial stockholders have agreed to waive its redemption rights with respect to its founder shares if we fail to complete a business combination within 24 months from the date of this prospectus. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to complete a business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the completion of the offering in such amount as to maintain our initial stockholders’ ownership at 20.0% of the issued and outstanding shares of our common stock upon the completion of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. In addition, such calculation does not reflect any dilution associated with purchases we may make prior to the completion of our initial business combination of up to 50% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At April 21, 2011, our net tangible book value was a deficiency of $(21,527), or approximately $(0.01) per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at April 21, 2011 would have been $5,000,011 or $1.94 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 6,794,749 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $8.07 per share to sponsor as of the date of this prospectus and an immediate dilution of $10.00 per share or 100.0% to our public stockholders not exercising their redemption rights. Total dilution to public stockholders from this offering will be $8.06 per share (or $8.28 per share, if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to public stockholders	$8.07
Decrease attributable to public shares subject to redemption	($10.00)
Pro forma net tangible book value after this offering and the sale of the private placement warrants		(1.94)
Dilution to public stockholders		$8.06

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by 67,947,489 because holders of up to approximately 91% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest less franchise and income taxes payable), divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to our sponsor and the public stockholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Sponsor	1,875,000	20.0%	$25,000	0.03%	$0.01
Public Stockholders	7,500,000	80.0%	75,000,000	99.97%	$10.00
	9,375,000	100.0%	$75,025,000	100.00%	$8.00

The Pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(21,527)
Proceeds from this offering and sale of private placement warrants, net of expenses	75,750,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	31,527
Less: deferred underwriters’ commissions payable	(2,812,500)
Less: amount of common stock subject to redemption to maintain net tangible assets of $5,000,001	(67,947,489)
$5,000,011
Denominator:
Shares of common stock outstanding prior to this offering	2,156,250
Shares forfeited if over-allotment is not exercised	(281,250)
Shares of common stock included in the units offered	7,500,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(6,794,749)
2,580,251

CAPITALIZATION

The following table sets forth our capitalization at April 21, 2011 and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	April 21, 2011
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$2,812,500
Due to affiliate(2)	26,527	—
Common stock, subject to redemption(3)	—	67,497,489
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 100,000 shares authorized; none issued or outstanding; 1,000,000 shares authorized; none issued or outstanding, as adjusted	—	—
Common stock, $0.0001 par value, 3,000,000 shares authorized; 2,156,250 shares issued and outstanding; 250,000,000 shares authorized; 9,375,000 shares issued and outstanding, as adjusted	216	938	(4)
Additional paid-in capital	24,784	5,014,073
Deficit accumulated during the development stage	(15,000)	(15,000)
Total stockholder’s equity	10,000	5,000,011
Total capitalization	$36,527	$75,760,000

(1)	Includes the $2.925 million we will receive from the sale of the private placement warrants.
(2)	As of April 21, 2011, Grassmere Partners, LLC has paid $26,527 for certain deferred offering and formation costs on behalf of the Company. The total of such costs does not bear interest and is due on demand.
(3)	Upon the completion of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 founder shares held by our initial stockholders have been forfeited, but no forfeiture of the founder earnout shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

•	The issuance of additional shares of our stock in a business combination:
•	may significantly dilute the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;
•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at April 21, 2011, we had $25,000 in cash and deferred offering costs of $31,527. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and expenses paid on our behalf by an affiliate of the sponsor. We estimate that the net proceeds from: (i) the sale of the units in this offering, after deducting offering expenses of approximately $675,000, but including deferred underwriting commissions of approximately $2.813 million (or approximately $3.234 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $2.925 million, will be approximately $75.75 million (or approximately $86.775 million if the underwriters’ over-allotment option is exercised in full). Approximately $75.0 million (or approximately $86.03 million if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes approximately $2.813 million (or approximately $3.234 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining $750,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $675,000, we may fund such excess with funds from the $750,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $675,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of franchise and income taxes payable and deferred underwriting commissions) to complete our initial business combination. We may use interest earned on the trust account to pay franchise taxes and income taxes and up to $1.25 million of interest income (net of franchise and income taxes) for working capital purposes. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $180,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware Corporation. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the $750,000 of proceeds held outside the trust account and up to $1.25 million of interest income earned on the balance of the trust account (net of franchise and income taxes payable) that will be released to us to fund our working capital requirements. However, in the current low interest rate environment we believe the proceeds placed in the trust account may produce significantly less interest income than expected over our up to 24 month existence. Should this amount be insufficient, our sponsor or an affiliate of our sponsor, may fund our additional working capital requirements or finance transaction costs, as necessary, however, such parties are under no obligation to do so. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

As stated above, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $1,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements during that period to include approximately $1.28 million for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $15,000 per month for up to 24 months for office space, administrative services and secretarial support provided to members of our management team payable to Grassmere Partners, an affiliate of our sponsor; $200,000 for legal and accounting fees related to regulatory reporting requirements; $40,000 for printing; and approximately $120,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than expected as result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2012. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our system of internal controls audited. Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the

Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In April 2011, our initial stockholders purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $350,000 to be used for a portion of the expenses of this offering and an affiliate of our sponsor has loaned us $26,527. These loans are non-interest bearing, unsecured and are due within 60 days of the closing of this offering (except for the $26,527 in loans made by an affiliate of our sponsor which are due on demand). These loans will be repaid upon the closing of this offering out of the $675,000 of offering proceeds that has been allocated for the payment of offering expenses. We are also obligated, on the date that our securities are first quoted on the OTCBB, to pay Grassmere Partners, LLC, an entity beneficially owned and controlled by Mr. Brown, a monthly fee of $15,000 for office space and general administrative services provided to members of our management team. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest that may be released to us for working capital purposes. Up to $1,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor and our independent director nominees have committed to purchase an aggregate of 3,900,000 private placement warrants (3,566,668 by our sponsor and 333,332 by our independent director nominees) at a price of $0.75 per warrant ($2.925 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The initial purchasers of the private placement warrants will be permitted to transfer the private placement warrants held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial purchasers. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private placement warrants will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. The private placement warrants may also be exercised by the initial purchasers or their permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our initial stockholders and initial purchasers of the private placement warrants on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until they are released from their lockup restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of April 21, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any acquisition target.

Business Strategy

We will seek to capitalize on the significant deal sourcing, investing, acquisition and operating expertise of our management team to identify, acquire and operate high-growth businesses which provide products or services used by consumers in their leisure time, or which provide products, services and physical assets that support such businesses. These businesses may operate in the consumer and leisure sectors or more broadly in the media, entertainment, technology, hospitality or retail sectors. We believe that our initial business combination will provide a strong foundation from which to build, through acquisition or organic growth, a consumer and leisure sector-focused platform. We are not limited, however, to any particular industry sector. In addition, a target business does not have to meet any particular minimum value for purposes of consummating an initial business combination, except that we will not effect a business combination with another blank check company or a similar type of company with nominal operations.

Our Management Team

Our chairman and chief executive officer, Peter C. Brown, our president, Tristram E. Collins, and other members of our management team have extensive operating and deal-making experience in the consumer, leisure, entertainment and related industries. Mr. Brown brings over 30 years of experience as both an operating and financial executive, as well as significant consumer and leisure industry leadership. He currently serves as chairman of Grassmere Partners, LLC, or Grassmere Partners, a private investment firm based in Kansas City, Missouri. Grassmere Partners invests in both private and publicly traded companies and its portfolio consists of companies in the consumer, media, entertainment, technology, energy and healthcare industries.

Prior to Grassmere Partners, Mr. Brown was the chairman and chief executive officer of AMC Entertainment Inc., or AMC, one of the world’s largest theatrical exhibition companies. Mr. Brown was appointed chairman and chief executive officer of AMC in 1999 after serving as the company’s chief financial officer for nine years. In his 18-year career with AMC, he was involved in raising over $6 billion of capital in 24 financing transactions. During his tenure as chairman and CEO, Mr. Brown led several key financial and strategic transactions that grew revenues from $1 billion to $2.3 billion, increased shareholder value and provided liquidity events for AMC’s public and, when AMC went private, private shareholders. From its low in October 2000 to December 2004, AMC’s stock price increased from $1.00 to $19.50. In 2006, as a private company, Mr. Brown orchestrated the acquisition of Loews Cineplex, a $1.3 billion transaction which was the industry’s largest acquisition to date. Mr. Brown was also involved in the implementation of several key operating initiatives in marketing, pricing, content and concessions, streamlining the organizational structure of the company and the divestiture of non-strategic international operations. He was also involved in the formation and launch of several significant new business ventures including National Cinemedia, Inc. (NASDAQ: NCMI), which went public in February 2007 with an $861 million initial public offering and a $2 billion equity market capitalization, Movietickets.com and Digital Cinema Implementation Partners. While serving as CFO of AMC, Mr. Brown founded Entertainment Properties Trust (NYSE: EPR), a real estate investment trust established to invest in entertainment-related properties, with its initial investments being in 13 megaplex theaters purchased from AMC. In November 1997, EPR completed a $276 million initial public offering. Mr. Brown served as initial chairman of the Board of Trustees of EPR until May 2003, when he did not stand for re-election at the company’s annual shareholders’ meeting. Mr. Brown rejoined the board of EPR in May 2010, and the company today has an equity market capitalization in excess of $2.0 billion. Prior to AMC, Mr. Brown was a vice president at DJS Inverness & Company, a New York-based leveraged buyout and advisory firm where he focused on cash flow based buyouts in the consumer and retail sectors. Prior to DJS Inverness, Mr. Brown worked in a venture capital firm and a Midwestern based regional commercial bank. Mr. Brown is currently a board member of CenturyLink (NYSE: CTL), Entertainment Properties Trust (NYSE: EPR), Cinedigm (NASDAQ: CIDM) and EcoFit Lighting, LLC. He previously served as a board member of several public and private companies including National Cinemedia (NASDAQ: NCMI), Midway Games, Lab One, Inc., Protection One, Inc., Digital Cinema Implementation Partners and Movietickets.com.

Tristram Collins has 25 years of M&A, financing, investment and operating experience, and brings substantial operating and transaction experience in the media and entertainment industries specifically. Mr. Collins currently serves as the founder and CEO of Great Point Holdings, LLC, or Great Point, a private investment company that focuses on funding, developing and incubating early stage companies. Through Great Point, Mr. Collins was a co-founder of AcuStream, LLC, a healthcare technology firm that provides revenue cycle solutions to large physician practice organizations. There, Mr. Collins led the initial and on-going raise of growth capital and also negotiated and executed a strategic initiative to partner with University HealthSystems Consortium, a membership organization that represents 90% of the physician practice organizations in the United States. Mr. Collins was formerly a director and senior executive vice president of operations and finance at Nassau Broadcasting Partners, L.P., a New Jersey based radio broadcasting company. Mr. Collins served in this capacity from May 2004 to September 2010. Mr. Collins helped grow the company from 11 stations to 56 stations and grow revenues from $20 million to $55 million, and in doing so become the 15th largest radio broadcaster based on station count in the United States. Mr. Collins led the business development, negotiation, acquisition, financing and operational integration of 44 radio stations acquired in 16 separate transactions from 12 sellers across New England and the Mid-Atlantic regions over an 18-month period. Mr. Collins led the company’s raise of over $265 million in debt and private equity to finance the acquisitions. While at Nassau, Mr. Collins also oversaw and executed various M&A and financing transactions in other affiliated companies in tower communications, real estate, publishing and marine industry. Prior to Nassau, Mr. Collins served as a managing director in the media investment banking division at Citigroup Global Markets, where Mr. Collins managed some of the firm’s largest media and entertainment based client relationships, including Viacom, Inc. and the Walt Disney Company. Mr. Collins was responsible for the broadcasting, newspaper and entertainment sectors and executed over $85 billion in financing and advisory transactions during his career including numerous high profile and complex M&A transactions across multiple sectors. As a result of his long tenure as a senior investment banker, Mr. Collins has extensive relationships in the leisure, media and entertainment industries with company management teams as well as with numerous financial sponsors that are active in these sectors. Prior to Citigroup, Mr. Collins was a Vice President in the media investment banking group at Merrill Lynch & Co. and also worked in investment banking at Smith Barney Inc. and PaineWebber, Inc. in the media and public finance groups, respectively. Mr. Collins is currently a private company board member of AcuStream, LLC, a healthcare technology company, and Sustainable Building Innovations, Inc., a manufacturer of rapidly deployable buildings for use in military and commercial applications.

Initial Business Combination Strategy

We anticipate structuring a business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if we (or any entity that is a successor to us in a business combination) acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if we (or any entity that is a successor to us in a business combination) own 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Our management team intends to focus on increasing stockholder value by growing revenue (through organic growth and acquisitions) and improving the efficiency of business operations. Consistent with this strategy, we believe the following general criteria and guidelines are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Targets Focused on Consumer Leisure Time. We will seek to identify, acquire and operate high growth businesses which provide products or services used by consumers in their leisure time, or which provide products, services and physical assets that support such businesses. These businesses may operate in the consumer and leisure sectors or more broadly in the media, entertainment, technology, hospitality, leisure and retail sectors.
•	Large and Growing Market Supported by Positive Macro Trends. We will seek out opportunities in sectors that have substantial opportunity for revenue growth due to shifts in technology, demographics, consumer preferences or other market factors. We will seek companies that are well positioned to take advantage of such sector growth, can dominate their market and are established as market or industry leaders. We do not intend to acquire start-up companies.
•	Superior Products and/or Service Offerings that Create Sustainable Competitive Advantages. We will seek companies that have solid reputations for their products and/or services and have substantially differentiated themselves in their market as a result of such product quality, exemplary customer service or other such factors that can provide a company with a competitive advantage. Other factors we will consider include the need for up front or on-going capital investment, the potential impact of technology on the efficiencies of the business, the diversification of revenue and customer base, customer loyalty, barriers to entry such as patent protection and opportunities for horizontal or vertical industry expansion.
•	Strong Management Team. We will seek to acquire businesses that have smart, honest, hardworking and experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.
•	Financially Attractive. We will seek to acquire businesses that have strong fundamentals including a history of stable free cash flow generation, growing revenues, improving margins and high returns on invested capital.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer or proxy solicitation materials, as applicable, that we would file with the Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Sourcing of Potential Acquisition Targets

We believe our management’s significant operating and transaction experience and relationships with companies in our target sectors will provide us with a substantial number of potential business targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships. This network has grown through the activities of our management including substantial operating, financing and mergers and acquisitions activity with numerous partners, counterparties, financing sources, bankers, brokers, sellers, buyers, clients, employees and other relationships. Mr. Brown has extensive industry and intermediary relationships with individuals in both public and private companies from having been active on numerous boards and his senior leadership positions. Mr. Brown’s network extends to private equity firms, as well as to the numerous vendors and other contacts with whom he has worked with over his 30 year professional career. Mr. Collins has extensive relationships from his role as an operating and private equity executive and from serving as a managing director and sector head of Citigroup Capital Markets media investment banking group. Over his investment banking career, Mr. Collins managed the day-to-day relationships and executed transactions on behalf of both U.S. based and international clients in such sectors as radio, TV broadcasting, cable, newspapers, music, motion pictures, theaters, telecom, technology, publishing, theme parks and TV and cable networks. His diversified entertainment clients included such companies as Viacom, Inc. and the Walt Disney Company. Mr. Collins also worked closely with a substantial number of large private equity firms either seeking new portfolio company opportunities in the media and entertainment sectors or assessing strategic alternatives for their existing portfolio companies.

We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions. We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent executive directors, would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that such an initial business combination is fair to our company from a financial point of view.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our executive officers has agreed, pursuant to a written agreement with us, that until the earliest of: (i) our initial business combination, (ii) our redemption of 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (iii) such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $75,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management  — Conflicts of Interest,” if any of our executive officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our executive officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. However, our executive officers have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With funds available for a business combination initially in the amount of approximately $72,187,500, after payment of $2,812,500 of deferred underwriting fees (or $82,790,625 after payment of $3,234,375 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Because, unlike many blank check companies, we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would complete such financing only simultaneously with the completion of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from private investment funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is), other than the up to $15,000 per month for office space and administrative services provided to members of our management team and other incurred expenses relating to our operations payable to Grassmere Partners, LLC, an affiliate of our sponsor. None of our sponsor, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Selection of a target business and structuring of our initial business combination

Because, unlike many blank check companies, we do not have the limitation that a target business have a minimum fair market enterprise value equal to a specified percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only complete an initial business combination in which we acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. For instance, we (or such a successor entity) would not be required to register as an investment company if we (or the successor entity) owned more than 25% of the target's voting securities, had primary control of the target (that is, a greater degree of control than any other person) and used that primary control to engage through the target in a business other than investing, reinvesting, owning, holding or trading in securities, or if we (or the successor entity) acquired our interest in the target through ownership of an active general partnership interest or an active joint venture interest in a closely held target that gave us influence over the target analogous to that exercised by a general partner.

To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Lack of business diversification

For an indefinite period of time after completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law.

However, we will seek stockholder approval, if it is required by law, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, our amended and restated certificate of incorporation will permit the release to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (3,750,000 shares, or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the timing manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers effected on any single day generally must not exceed 25% of the average daily trading volume of the shares). If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, we may still make such purchases, provided such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). Any difference between the prices we pay and the per-share amount then held in the trust account will remain in the trust account and will be available for distribution to our remaining public stockholders upon any subsequent redemption of our public shares. We can purchase any or all of the 3,750,000 shares (or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding shares of common stock that are voted.

In addition, in the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following the completion of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii), where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of a business combination that may not otherwise have been possible.

As a consequence of any such purchases by us:

•	the funds in our trust account that are so used will not be available to us after the business combination;
•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;
•	because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise or income taxes payable and other interest income released to us for working capital (as well as, in the case of purchases which occur prior to the completion of our initial business combination, up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 24 months from the date of this prospectus. That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise or income taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the deferred commissions and franchise or income taxes payable because such amounts will be payable by us, as well as other interest released to us for working capital; and
•	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

Our sponsor, officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of tender offer materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to complete a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public stockholders upon completion of our initial business combination

We will provide our stockholders with the opportunity to redeem their shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full. Our sponsor has agreed to waive its redemption rights with respect to their founder shares and any public shares it may hold in connection with the completion of a business combination.

Manner of Conducting Redemptions

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even if not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
•	file tender offer documents with the SEC prior to completing our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

In connection with the successful completion of our business combination, we may redeem pursuant to a tender offer up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all common stock that is validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination, we will not purchase any shares of common stock pursuant to the tender offer and all shares of common stock will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination, the chance that the holders of our common stock electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon completion of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with any such tender offer.

If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.

Many blank check companies would not be able to complete a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by many blank check companies. However we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,000 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption or voting rights upon completion of a business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering, and all additional such shares in excess of 10%, which we refer to as the “Excess Shares”, will be deemed ineligible to vote at a meeting of shareholders. We believe these restrictions will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights or vote against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights or voting rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem or vote no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the date of this prospectus.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, executive officers and directors have agreed that we will have only 24 months from the date of this prospectus to complete our initial business combination. If we are unable to complete a business combination within such period, our amended and restated certificate of incorporation provides that we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within 24 months from the date of this prospectus. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to complete a business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not complete a business combination within the allotted month time period.

Our sponsor, executive officers, directors and director nominees have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 24 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,000 (so that we are not subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $750,000 of proceeds held outside the trust account and from the interest income that will be released to us to fund our working capital requirements, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00 (or approximately $9.97 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than approximately $10.00, plus interest (net of any franchise and income taxes payable). Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our chairman and chief executive officer, Peter C. Brown, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked Mr. Brown to reserve for such indemnification obligations, and we cannot assure you that Mr. Brown would be able to satisfy those obligations. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Brown will not be responsible to the extent of any liability for such third party claims. None of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below $10.00 per public share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) and Mr. Brown asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Brown to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Brown to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that Mr. Brown will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Brown will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $750,000 from the proceeds of this offering, and up to $1.25 million of interest income on the balance of the trust account (net of franchise and income taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $675,000, we may fund such excess with funds from the $750,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $675,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the date of this prospectus may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the date of this prospectus is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within 24 months from the date of this prospectus, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, Mr. Brown may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.00 per public share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to complete a business combination within 24 months from the closing of this offering, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Brown will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete a business combination within 24 months from the date of this prospectus or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete a business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete an initial business combination within 24 months from the date of this prospectus.

Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), including interest less franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, there can be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering. Such purchases would be at prices not to exceed the per-share amount then held in the trust account (which is initially anticipated to be approximately $10.00 per share or approximately $9.97 per share if the underwriters’ over- allotment option is exercised in full). In addition, if we seek stockholder approval of our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of the initial business combination with proceeds released to us from the trust account immediately following completion of the initial business combination. There is no limit to the prices that we or our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to complete an initial business combination within
24 months from the date of this prospectus, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), including interest less franchise and income taxes payable and less up to $100,000 of such net interest to pay dissolution expenses, divided by the number of then outstanding public shares

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable.	If the permitted purchases described above are made at prices not exceeding the per-share amount then held in the trust account, these purchases will reduce the book value per share for our remaining stockholders following a business combination, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable. If we make these purchases using funds released to us from the trust account following completion of a business combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining stockholders will also experience a reduction in book value per share to the extent of such premiums.	The redemption of our public shares if we fail to complete a business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $75.0 million of the net offering proceeds, which includes the $2.925 million net proceeds from the sale of the private placement warrants and approximately $2.813 million in deferred underwriting commissions (approximately $86.03 million if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $75.0 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account. Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	Approximately $75.0 million of the net offering proceeds, which includes the $2.925 million net proceeds from the sale of the private placement warrants and approximately $2.813 million in deferred underwriting commissions (approximately $86.03 million if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any income or franchise taxes paid or payable and then (ii) any interest that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete a business combination within 24 months from the date of this prospectus, we shall: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for any interest income earned on the trust account balance released to us to pay any income and franchise taxes on such interest and to fund our working capital requirements, any amounts necessary to purchase up to 50% of our public shares if we seek stockholder approval of our initial business combination and any amounts necessary to redeem our public shares upon certain amendments to our amended and restated certificate of incorporation, each as described herein, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of 100% of our public shares if we are unable to complete a business combination within 24 months from the date of this prospectus (subject to the requirements of applicable law).	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our amended and restated certificate of incorporation other than “— Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a stockholder vote	We will provide our stockholders with the opportunity to redeem their shares of common stock upon the completion of our initial business combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a stockholder vote to approve our initial business combination, unless stockholder approval is required by law or we decide to seek stockholder approval for business or other legal reasons.	Many blank check companies are required to file a proxy statement with the SEC and hold a stockholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not complete a business combination if the majority of the company’s public shares voted are voted against a proposed business combination.	Our ability to complete our initial business combination without conducting a stockholder vote in the event that a stockholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.
Requirement to vote against a business combination in order to redeem	If we seek stockholder approval in conjunction with the completion of our initial business combination, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	Many blank check companies require public stockholders to vote against the proposed business combination in order to redeem their shares.	The ability of our public stockholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Redemption threshold	We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.	Many blank check companies are not permitted to complete a business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or convert their shares in connection with the stockholder vote.	The absence of a redemption threshold in our offering will make it easier for us to complete our initial business combination even if a substantial majority of our stockholders do not agree.
Accelerated deadline to complete business combination	We will only have 24 months from the date of this prospectus to complete our initial business combination.	Many blank check companies have between 24 and 36 months to complete their initial business combinations.	The 24 month deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Permitted purchases of shares by us prior to the completion of our initial business combination using amounts held in the trust account	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the completion of a business combination, there could be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination.	Many blank check companies are prohibited from utilizing funds from the trust account to purchase shares from public stockholders prior to the completion of their initial business combination.	Our ability to purchase shares prior to the completion of our initial business combination using amounts held in the trust account may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.
Minimum fair market value of target	We may enter into our initial business combination with a target regardless of its fair market value so long as we acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act.	Many blank check companies are required to complete their initial business combination with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination.	The absence of a minimum fair market value requirement in our offering may increase the likelihood that we will be able to complete our initial business combination but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Warrant terms	The warrants issued in this offering (i) have an exercise price that is above the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until five years from the closing of our initial business combination or earlier upon redemption or liquidation, (iii) require the consent of holders of 65% of the public warrants to amend their terms and (iv) may be exercised on a cashless basis pursuant to Section 3(a)(9) of the Securities Act, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, and until such time as there is an effective registration statement (subject to compliance with certain state blue sky laws, as specified in the warrant agreement).	The warrants issued in many blank check offerings (i) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation, (iii) only require the consent of holders of a majority of the such warrants to amend their terms and (iv) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business combination (subject to compliance with state blue sky laws).	The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial business combination to the extent that potential targets view the fact that the exercise price is above the initial public offering price of our units favorably but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 801 W. 47th St., Suite 400, Kansas City, Missouri, 64112. The cost for this space is included in the $15,000 per month fee described above that Grassmere Partners, LLC charges us for general and administrative services provided to members of our management team. We believe that the fee charged by Grassmere Partners is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2012 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the closing of this offering.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and director nominees are as follows:

Name	Age	Title
Peter C. Brown	52	Chairman and Chief Executive Officer
Tristram E. Collins	47	President
Brian M. Hagenhoff	33	Chief Financial Officer and Secretary
William Thomas Grant II	61	Director Nominee
Robert J. Druten	64	Director Nominee

Peter C. Brown has been our Chairman and Chief Executive Officer since the company’s inception. Mr. Brown is currently chairman of Grassmere Partners, LLC, a private investment firm he founded in 2009. Prior to Grassmere Partners, Mr. Brown served as the chairman of the board, chief executive officer and president of AMC Entertainment Inc., or AMC, one of the world’s largest theatrical exhibition companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990, serving as AMC’s president from January 1997 to July 1999 and senior vice president and chief financial officer from 1991 to 1997. Mr. Brown founded Entertainment Properties Trust (NYSE: EPR), a specialty real estate investment trust, serving as chairman of the board of trustees from 1997 to 2003, and is currently a director. Mr. Brown also serves as a director of CenturyLink (NYSE: CTL), the third largest telecommunications company in the United States, and Cinedigm Digital Cinema Corporation (NASDAQ: CIDM) a provider of technology, services and content to companies in the entertainment industry. Mr. Brown’s past service on public company boards includes: National Cinemedia, Inc., Midway Games, Lab One, Inc., and Protection One, Inc. Mr. Brown is the father-in-law of Brian M. Hagenhoff, our vice president, chief financial officer, treasurer and secretary.

Mr. Brown’s designation as a director and Chairman of our board of directors was based upon his extensive background in our target industries, his substantial experience in growing businesses and his prior and current leadership experience with public companies, both as an operating executive and as a board member.

Tristram E. Collins has been our President since the company’s inception. Mr. Collins currently serves as the founder and CEO of Great Point Holdings, LLC, a private investment company that focuses on funding, developing and incubating early stage companies. From May 2004 to September 2010, Mr. Collins served as a member of the board of directors and held the position of Senior Executive Vice President, Operations and Finance at Nassau Broadcasting Partners, L.P. At Nassau, Mr. Collins also oversaw and executed transactions for a portfolio of affiliated companies in tower communications, real estate, publishing and the marine industry. Prior to Nassau, Mr. Collins served as a managing director in the media investment banking division at Citigroup Global Markets where Mr. Collins managed large media and entertainment based client relationships and was responsible for the broadcasting, newspaper and entertainment sectors. Prior to Citigroup, Mr. Collins was a Vice President in the media investment banking group at Merrill Lynch & Co. and also worked in investment banking at Smith Barney Inc. and PaineWebber, Inc. in the media and public finance groups respectively. From 1988 to 1994 Mr. Collins served as President and CEO of SafeOne Systems, Inc., a regional light commercial and residential security services firm. Mr. Collins received an A.B. degree from Dartmouth College in 1986 and holds a Masters in Business Administration from the Tuck School of Business at Dartmouth.

Brian M. Hagenhoff has been our Chief Financial Officer and Secretary since the company’s inception. Mr. Hagenhoff is currently the vice president and chief financial officer of Grassmere Partners, LLC where his responsibilities include oversight of all financial aspects of the business. Mr. Hagenhoff also serves as chief financial officer for Box Office Analyst, LLC and Sweet Creations, LLC, which are controlled by Grassmere Partners. Prior to joining Grassmere Partners in 2010, Mr. Hagenhoff was a manager at Euronet Worldwide, Inc. where Mr. Hagenhoff was responsible for compliance, audit and risk assessment on reporting and regulatory matters. Mr. Hagenhoff’s public accounting experience includes serving as a senior associate in KPMG’s assurance practice and at Arthur Anderson, LLP in federal tax compliance. Mr. Hagenhoff received a

B.A. in East Asian Languages and Cultures and a B.S. degree with majors in Accounting and Business Administration from the University of Kansas. Mr. Hagenhoff previously served on the board of directors of Comfort the Children International, and he is a Certified Public Accountant. Mr. Hagenhoff is the son-in-law of Peter C. Brown, our chairman and chief executive officer.

William Thomas Grant II has agreed to serve on our board of directors upon the closing of this offering. With nearly 30 years of experience in public and private company management as well as private equity, Mr. Grant has relationships with executives across numerous industries as well as dozens of private equity firms, investment banks, business brokers and lenders. Mr. Grant is currently the Chairman of Haakon Capital, an investment fund formed in 2006 focused on making investments in privately-held companies looking for growth capital or liquidity. Mr. Grant has experience managing both private and publicly traded companies. Mr. Grant served as the Chief Executive Officer of LabOne, Inc. from 1995 through the sale of the company to Quest Diagnostics in 2005. During his tenure the company grew from a market capitalization of less than $80 million to $934 million at the time of sale. Prior to LabOne, Mr. Grant was the Chairman, President and Chief Executive Officer at Seafield Capital Corporation, a healthcare holding company, from 1990 – 1995. From 1986 to 1990, he served as Chief Executive Officer of Business Men’s Assurance Company, an insurance company. Mr. Grant received a Bachelor’s degree in History from the University of Kansas and a Master’s degree in Business Administration from the Wharton School of Finance, University of Pennsylvania. Mr. Grant currently serves as a member of the board of directors of Commerce Bancshares, Inc. (CBSH), and is on the board’s Corporate Governance and Compensation Committees.

Robert J. Druten has agreed to serve on our board of directors upon the closing of this offering. Mr. Druten has over 40 years of business experience and currently serves as the Chairman of the Board of Trustees and as a member of the Compensation and Nominating Committees of Entertainment Properties Trust (NYSE: EPR), a real estate investment trust focused on the acquisition of movie theater complexes and other entertainment related properties. Mr. Druten serves on the Board of Directors and as a member of the Audit Committee of Alliance GP, LLC, the managing general partner of Alliance Holdings GP, L.P., a NASDAQ-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users. Mr. Druten also serves on the Board of Directors and as Chairman of the Audit and Finance committee of Kansas City Southern, a NYSE-listed transportation company. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten received a BS in Accounting from the University of Kansas and an MBA from Rockhurst University.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Grant, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Druten, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Brown, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in the consumer, leisure, entertainment and related industries. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and completing their acquisition.

Director Independence

Although we are not required to have a majority of independent directors on our board of directors, we have elected to have a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We believe that each of Messrs. Grant and Druten, who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors as such term is defined under the rules of the NYSE Amex and Rule 10A-3 of the Exchange Act. Although our company will not be listed on the NYSE Amex upon completion of this offering, we have voluntarily applied the definition of director independence used by the NYSE Amex Company Guide in making the determinations with respect to Messrs. Grant and Druten. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors received any compensation (cash or non-cash) for services rendered. Commencing on the date that our securities are first quoted on the OTCBB, we have agreed to pay a fee of $15,000 per month to Grassmere Partners, which is owned by Peter C. Brown, our chairman and chief executive officer, for office space, administrative services and secretarial support provided to members of our management team. This arrangement is being agreed to by Grassmere Partners for our benefit and is not intended to provide Grassmere Partners (or any member of our management team) compensation in lieu of salary or other remuneration. We believe that this fee for the foregoing services is at least as favorable as we could have obtained from an unaffiliated person. Other than the $15,000 per month fee to Grassmere Partners, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the completion of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the completion of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon completion of a business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to a business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to a business combination other than as disclosed in this prospectus.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors, or any of their respective affiliates. However, although the doctrine of corporate opportunity will not apply, and in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our executive officers has entered into a written agreement with us requiring him to present to us for our consideration, prior to presentation to any other entity, any business combination opportunity with a target business having an enterprise value of $75,000,000 or more, subject to any fiduciary duties or contractual obligations such executive officer or director may have, currently or in the future, in respect of the companies to which such executive officer or director currently has fiduciary duties or contractual obligations. These written agreements will expire upon the earliest of the completion of our initial business combination, our failure to complete an initial business combination in the prescribed time frame or such time as the applicable person ceases to be an executive officer or director. Accordingly, each of these individuals must present to us only business combination opportunities with a target business having an enterprise value of $75,000,000 or more that they become aware of following the date of this prospectus prior to presenting them to any company which they become affiliated with following this offering. However, they would be required to present business opportunities to companies which they are affiliated with and owe a fiduciary or contractual obligation to prior to the date of this prospectus prior to presenting them to us. Below is a table summarizing the entities to which our executive officers currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Peter C. Brown	Grassmere Partners, LLC	Private Investment	Founder & Chairman
	CenturyLink, Inc.	Telecommunications	Director
Entertainment Properties
	Trust	Real Estate	Director
Cinedigm Digital Cinema
	Corporation	Entertainment	Director
	Ecofit Lighting, LLC	Lighting Technology	Director
Tristram E. Collins	Great Point Holdings, LLC	Private Investment	Founder & CEO
	AcuStream, LLC	Healthcare IT	Executive Director
Sustainable Building
	Innovations, Inc.	Building Products	Executive Director
Brian M. Hagenhoff	Grassmere Partners, LLC	Private Investment	Chief Financial Officer
	Box Office Analyst, LLC	Entertainment Services	Chief Financial Officer
	Sweet Creations, LLC	Retail	Chief Financial Officer

Accordingly, if any of the above executive officers becomes aware of a business combination opportunity which is suitable for any of the above entities to which he has pre-existing fiduciary or contractual obligations, he will honor his pre-existing fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to complete a business combination. Our independent directors will not be obligated to present any business combination opportunities to us.

Each of our executive officers and directors may become involved with subsequent blank check companies similar to our company, although each of our executive officers has agreed not to participate in the formation of, or become an officer or director of, any blank check company that is not limited to a particular industry or is focused on consumer or leisure companies until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame. Prior to this offering, none of our officers, directors or promoters has been involved in any blank check offerings.

In addition, each of our officers and directors may become involved with entities, including blank check companies with which he is permitted to be involved as indicated above, public and private companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by us. If any of our officers or directors becomes aware of business combination opportunities that may be appropriate for presentation to us as well as the other entities with which he is involved, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his full time to our affairs and, accordingly, may have conflicts of interest in allocating his time among various business activities.
•	Our initial stockholders purchased founder shares prior to the date of this prospectus and our sponsor and our independent director nominees will purchase warrants in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. Furthermore, the founder shares will not be transferable, assignable or salable until the earlier of (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, the founder earnout shares (equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option) will not be transferable, assignable or salable unless they no longer are subject to forfeiture, as described herein. The private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of Messrs. Brown, Collins, Hagenhoff, Druten and Grant will own shares of our common stock or warrants, directly or indirectly through our sponsor, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate a business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to a business combination.

We are not prohibited from pursuing an initial business combination with an acquisition target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with an acquisition target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (other than the $15,000 per month payable to Grassmere Partners, an entity owned and controlled by Mr. Brown, our chairman and chief executive officer, for office space, secretarial and administrative services provided to members of our management team).

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

License Agreement

We have entered into a license agreement with Grassmere Partners pursuant to which Grassmere Partners has agreed to grant us a non-exclusive, royalty-free license to use the name “Grassmere.” Under this agreement, we will have a right to use the Grassmere name, until either party terminates the agreement. Other than with respect to this limited license, we will have no legal right to the “Grassmere” name.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the closing of this offering, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers, directors and director nominees that beneficially owns shares of our common stock; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering(2)
Grassmere Acquisition Holdings, LLC (our sponsor)	1,947,914		90.3%	18.1%
Peter C. Brown	1,947,914	(3)	90.3%	18.1%
Tristram E. Collins(4)	562,918	(5)	26.1%	5.2%
Brian M. Hagenhoff	147,313	(5)	6.8%	1.4%
Robert J. Druten	104,168		4.8%	1.0%
William Thomas Grant II	104,168		4.8%	1.0%
All directors, director nominees and executive officers as a group (five individuals)			100.0%	20.0%

(1)	Unless otherwise noted, the business address of each of the following is 801 W. 47th St., Kansas City, Missouri 64112.
(2)	Assumes exercise of the underwriters’ over-allotment option and no resulting forfeiture of an aggregate of 281,250 founder shares held by our sponsor and includes a portion of the founder shares in an amount equal to 5% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option that are subject to forfeiture as described herein.
(3)	These shares represent one hundred percent of our shares of common stock held by our sponsor.
(4)	The business address of Mr. Collins is 2520 Highway 35, Suite 102, Manasquan, NJ 08736.
(5)	These shares represent a portion of our shares of common stock held by our sponsor.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our initial stockholders will beneficially own 20.0% of the then issued and outstanding shares of our common stock (assuming it does not purchase any units in this offering). Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 281,250 founder shares held by our initial stockholders will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founder shares necessary to maintain our sponsors’ 20% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option. In addition, the founder earnout shares (equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option) will be subject to forfeiture subject to forfeiture by our initial stockholders as follows:

•	2.5% are subject to forfeiture by our initial stockholders on the second anniversary of the closing of our initial business combination unless following our initial business combination the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and
•	2.5% are subject to forfeiture by our initial stockholders on the third anniversary of the closing of our initial business combination unless following our initial business combination the last sales price of our common stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

Our sponsor and our independent director nominees have committed to purchase an aggregate of 3,900,000 private placement warrants (3,566,668 by our sponsor and 333,332 by our independent director nominees) at a price of $0.75 per warrant ($2.925 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 24 months from the date of this prospectus, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by holders other than initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The private placement warrants may also be exercised by the initial purchasers or their permitted transferees on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any shares of common stock and warrants purchased in this offering or issued upon exercise of the private placement warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our sponsor. Those lockup provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our completion of our initial business combination; or (f) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, upon the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date on which when we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In April 2011 we issued an aggregate of 2,156,250 founder shares to our sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. Subsequently, in June 2011, our sponsor transferred an aggregate of 208,336 founder shares to Mr. Druten and Mr. Grant, each of whom has agreed to serve on our board of directors upon the closing of this offering. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the stock dividend.

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed, pursuant to a written agreement with us, that it will forfeit up to an aggregate of 281,250 founder shares in proportion to the portion of the underwriters’ over-allotment option that was not exercised. In addition, the founder earnout shares (equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option) will be subject to forfeiture as described herein. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to us for such forfeited shares of approximately $2,813. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Our sponsor and our independent director nominees have committed to purchase an aggregate of 3,900,000 private placement warrants (3,566,668 by our sponsor and 333,332 by our independent director nominees) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

Each of our executive officers and directors (other than our independent directors) has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he ceases to be an executive officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $75,000,000 million or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management —  Conflicts of Interest,” if any of our officers or directors (other than our independent directors) becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Grassmere Partners, an entity beneficially owned and controlled by Mr. Brown, our Chairman and Chief Executive Officer, has agreed to, from the date that our securities are first quoted on the OTCBB through the earlier of our completion of a business combination or our liquidation, make available office space and certain office and secretarial services to members of our management team, as they may require from time to time. We have agreed to pay Grassmere Partners $15,000 per month for these services. However, this arrangement is being agreed to by Grassmere Partners for our benefit and is not intended to provide Grassmere Partners (or any member of our management team) compensation in lieu of salary or other remuneration. We believe that the fee charged by Grassmere Partners is at least as favorable as we could have obtained from an unaffiliated person.

Other than these expenses, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Prior to the date of this prospectus our sponsor has also agreed to loan us up to an aggregate of $350,000 to cover expenses related to this offering and an affiliate of our sponsor has loaned us $26,527. These loans will be payable without interest within 60 days following the closing of this offering (except for the $26,527 in loans made by an affiliate of our sponsor which are due on demand). We intend to repay these loans from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $1,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a license agreement with Grassmere Partners, pursuant to which Grassmere Partners has agreed to grant us a non-exclusive, royalty-free license to use the name “Grassmere.”

We have entered into a registration rights agreement with respect to the founder shares and private placement warrants, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 250,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the closing of this offering unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Prior to the date of this prospectus, there were 2,156,250 shares of our common stock outstanding, all of which were held of record by our sponsor. This includes an aggregate of 281,250 shares of common stock subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full so that our sponsor will own 20.0% of our issued and outstanding shares after this offering (assuming it does not purchase any units in this offering and our initial stockholders are not required to forfeit their founder earnout shares, as described in this prospectus). Upon closing of this offering 9,375,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with a business combination.

We do not currently intend to hold an annual meeting of stockholders until after we complete a business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our completion of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our stockholders with the opportunity to redeem their shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. Moreover, any individual shareholder or “group” will also be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering, and all additional such shares in excess of 10%, which we refer to as the “Excess Shares”, will be deemed ineligible to vote at a meeting of shareholders.

If we seek stockholder approval in connection with a business combination, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete a business combination within 24 months from the date of this prospectus, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to complete a business combination within 24 months from the date of this prospectus. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to complete a business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but net of any franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial purchasers have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination and (B) to waive their redemption rights with respect to their founder shares if we fail to complete a business combination within 24 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to complete a business combination within such time period. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (i) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the founder earnout shares (equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option) will be subject to forfeiture as follows:

•	2.5% are subject to forfeiture by our initial stockholders on the second anniversary of the closing of our initial business combination unless following our initial business combination the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and
•	2.5% are subject to forfeiture by our initial stockholders on the third anniversary of the closing of our initial business combination unless following our initial business combination the last sales price of our common stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering or 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement, for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption is not available. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

If any such registration statement has not been declared effective by the 60th business day following the closing of our initial business combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of our initial business combination and ending upon such registration statement being declared effective by the SEC, and during any other period when we will fail to have maintained an effective registration statement, covering the shares of common stock issuable upon exercise of the warrants, to exercise such warrants on a cashless basis by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exception) for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send to the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $17.50 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if less than 70% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or on the OTC Bulletin Board, or is to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis. If the private placement warrants are held by holders other than the initial purchasers of the private placement warrants or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers of the private placement warrants or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the private placement warrants.

Our sponsor and independent director nominees have agreed not to transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the completion of the offering in such amount as to maintain our sponsors’ ownership at 20% of the issued and outstanding shares of our common stock upon the completion of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our business combination. These provisions cannot be amended without the approval of 65% of our stockholders. Our initial purchasers, who will beneficially own 20% of our common stock upon the closing of this offering (assuming it does not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner it chooses. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	if we are unable to complete a business combination within 24 months from the date of this prospectus, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;
•	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view;
•	if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;
•	If our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 24 months from the closing of this offering, we will provide our public stockholders with the opportunity to redeem their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by us for working capital purposes, divided by the number of then outstanding public shares; and
•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Certain Anti-Takeover Provisions of Delaware Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
•	A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 281,250 founder shares held by our sponsor) we will have 9,375,000 shares of common stock outstanding. Of these shares, the 7,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 shares and all 3,900,000 private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 107,813 shares if the underwriters exercise their over-allotment option); or
•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of an initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, upon the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Quotation of Securities

We will apply to have our units, common stock and warrants quoted on the OTCBB under the symbols “  ,” “  ,” and “  ,” respectively. We anticipate that our units will be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be quoted separately and as a unit on the OTCBB.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets LLC is acting as representative and sole book-running manager, has individually agreed to purchase on a firm commitment basis, the number of units set forth opposite their respective name below:

Underwriter	Number of Units
Lazard Capital Markets LLC
Macquarie Capital (USA) Inc.
7,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $  per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. Lazard Capital Markets LLC has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,125,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

The initial stockholders have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the founder shares until the earlier of: (i) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, our sponsor and our independent director nominees have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We will apply to have our units quoted on the OTC Bulletin Board, or OTCBB, under the symbol “  ,” and, once the common stock and warrants begin separate trading, to have our common stock and warrants quoted on the OTCBB under the symbol “  ,” and “  ,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by us
	No Exercise	Full Exercise
Per Unit	$0.575	$0.575
Total(1)	$4,312,500	$4,959,375

(1)	The underwriters have agreed to defer $2.813 million (or $3.234 million if the underwriters’ over-allotment option is exercised in full) of the underwriting discounts and commissions, equal to 3.75% of the gross proceeds of the units being offered to the public, until the completion of a business combination. Upon the completion of a business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account with Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

If we do not complete our initial business combination within 24 months from the date of this prospectus, the trustee and the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of franchise and income taxes payable income taxes on such interest, to the public stockholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.
•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.
•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.
•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.
•	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.
•	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.
•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchase, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $675,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Dakota and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states listed above, we will apply to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective in each of these states (including Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996, which is a federal statute, pre-empts the states from regulating transactions in certain securities, which are referred to as “covered securities.” The resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements under the National Securities Markets Improvement Act because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if we have registered the securities in the state or the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required notice filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for our securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. The state of Idaho deems blank check companies inherently fraudulent and such offerings may not be registered or qualify for an exemption from registration in that state.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the units to the public in France.
•	Such offers, sales and distributions will be made in France only:
•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Reglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

LEGAL MATTERS

McDermott Will & Emery LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Greenberg Traurig, LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Grassmere Acquisition Corporation (a development stage company) as of April 21, 2011 and for the period April 15, 2011 (inception) through April 21, 2011, have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein, Kass & Company, P.C. as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Grassmere Acquisition Corporation.

We have audited the accompanying balance sheet of Grassmere Acquisition Corporation (a development stage company) (the “Company”) as of April 21, 2011 and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from April 15, 2011 (date of incorporation) to April 21, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Grassmere Acquisition Corporation (a development stage company) as of April 21, 2011 and the results of its operations and its cash flows for the period from April 15, 2011 (date of incorporation) to April 21, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, New Jersey
June 7, 2011

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

BALANCE SHEET
April 21, 2011

ASSETS
Current Assets
Cash	$25,000
Deferred Offering Costs	31,527
Total Assets	$56,527
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accrued Expenses	$5,000
Accrued Offering Costs	15,000
Due to Affiliate	26,527
Total Liabilities	46,527
Commitments
Stockholder’s Equity
Preferred Stock, $.0001 par value, 100,000 shares authorized; no shares issued and outstanding
Common Stock, $.0001 par value, 3,000,000 shares authorized; 2,156,250 shares issued and outstanding	216
Additional Paid-in Capital	24,784
Deficit Accumulated during Development Stage	(15,000)
Total Stockholder’s Equity	10,000
Total Liabilities and Stockholder’s Equity	$56,527

The accompanying notes are an integral part of the financial statements.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

STATEMENT OF OPERATIONS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

Revenue	$—
Formation Costs	15,000
Net Loss Attributable to Common Stockholder	$(15,000)
Weighted Average Number of Common Shares Outstanding, Basic and Diluted	2,156,250
Net Loss per Common Share, Basic and Diluted	$(0.01)

The accompanying notes are an integral part of the financial statements.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholder’s Equity
	Shares	Amount
Sale of common stock to Sponsor at approximately $.012 per share (Note 6)	2,156,250	$216	$24,784	$—	$25,000
Net loss	—	—	—	(15,000)	(15,000)
Balance, April 21, 2011	2,156,250	$216	$24,784	$(15,000)	$10,000

The accompanying notes are an integral part of the financial statements.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

STATEMENT OF CASH FLOWS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

Cash Flows from Operating Activities
Net loss	$(15,000)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Increase in accrued expenses	5,000
Increase in due to affiliate	10,000
Net cash used in operating activities	—
Cash Flows from Financing Activities
Proceeds from issuance of stock to initial investor	25,000
Net increase in cash	25,000
Cash at beginning of the period	—
Cash at end of the period	$25,000
Supplemental Disclosure of Non-cash Transactions:
Accrued offering costs	$15,000
Deferred offering costs included in amounts due to affiliates	$16,527

The accompanying notes are an integral part of the financial statements.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

1. Description of Organization and Business Operations

Grassmere Acquisition Corporation (the “Company”), a corporation in the development stage, was incorporated in Delaware on April 15, 2011. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that it has not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note 4 below) (the “Proposed Public Offering”), although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount equal to 100.0% of the gross proceeds of the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act which invest only in direct U.S. government treasury obligations, until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as describe below.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less franchise and income taxes payable and less any interest permitted to be withdrawn by the Company for working capital purposes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less franchise and income taxes payable and less any interest permitted to be withdrawn by the Company for working capital purposes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

Regardless of whether the Company holds a stockholder vote or a tender offer in connection with a Business Combination, a public stockholder will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less franchise and income taxes payable and less any interest permitted to be withdrawn by the Company for working capital purposes. As a result, such shares of common stock will be recorded at conversion/tender value and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 480, “Distinguishing Liabilities from Equity.”

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

1. Description of Organization and Business Operations  – (continued)

Grassmere Acquisition Holdings, LLC (the “Sponsor”) and the other holders of founder shares (the “Initial Stockholders”) have agreed, in the event the Company seeks stockholder approval of its Business Combination, to vote their founder shares in favor of approving a Business Combination. The Sponsor and the Company’s executive officers and directors have also agreed to vote shares of common stock acquired by them in this offering or in the aftermarket in favor of a Business Combination submitted to the Company’s stockholders for approval.

The Company’s Sponsor, executive officers and directors have agreed that the Company will only have 24 months from the date of this prospectus to consummate its initial Business Combination. If the Company does not consummate a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including a portion of the interest earned thereon which was not previously used for working capital, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Initial Stockholders have waived their rights to participate in any redemption with respect to their founder shares. However, if the Sponsor or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Proposed Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Public Offering.

2. Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Management has approved the financial statements and performed an evaluation of subsequent events through May 2, 2011, the date the financial statements were available for issuance, noting no items which require adjustment or disclosure.

3. Summary of Significant Accounting Policies

(a) Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At April 21, 2011, the Company has not commenced any operations nor generated revenue to date. All activity through April 21, 2011 relates to the Company’s formation and the Proposed Public Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Public Offering.

(b) Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At April 21, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

3. Summary of Significant Accounting Policies  – (continued)

(c) Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

(d) Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

(e) Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(f) Deferred offering costs

The Company complies with the requirements of the ASC 340, “Other Assets and Deferred Costs.” Deferred offering costs consist principally of $31,527 of legal fees and accounting fees incurred through the balance sheet date that are related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering or charged to operations if the Proposed Public Offering is not completed.

(g) Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of April 21, 2011. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at April 21, 2011. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FASB ASC 740 did not have a material impact on the Company’s financial position and results of operations and cash flows as of and for the period ended April 21, 2011.

(h) Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

4. Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 7,500,000 units at $10.00 per unit (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $11.50 commencing on the later of (a) one year from the date of the prospectus for the Proposed Public Offering or (b) 30 days after the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with a warrant agreement relating to the Warrants, the Company will be required to use its best efforts to maintain the effectiveness of a registration statement relating to the ordinary shares which would be issued upon exercise of the Warrants. There are no contractual penalties for failure to deliver securities if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holders of such Warrants shall not be entitled to exercise such Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrants.

5. Related Party Transactions

(a) Note Payable

The Company issued an unsecured promissory note (the “Note”) to Sponsor on April 21, 2011 that provides for the Sponsor to advance to the Company, from time to time, up to $350,000 for expenses related to the Proposed Public Offering. Any borrowings are non-interest bearing and are payable within sixty days following the consummation of the Proposed Public Offering. Due to the short-term nature of the note, the fair value of any borrowings will approximate their carrying amount. There have been no advances to the Company under this agreement as of April 21, 2011.

During May 2011, the Sponsor advanced the Company $35,000 for payment of costs related to the Proposed Public Offering.

(b) Administrative Services Fees

Commencing on the date of the Proposed Public Offering, the Company plans to enter into an Administrative Services Agreement with Grassmere Partners, LLC, an affiliate of the Sponsor for an estimated aggregate monthly fee of $15,000 for office space, secretarial, and administrative services provided to members of the Company’s Management team. Services will commence on the date the securities are first quoted on the Over-the-Counter Bulletin Board quotation system and will terminate upon the earlier of: (i) the successful completion of the Company’s Business Combination or (ii) the date on which the Company is dissolved and liquidated.

(c) Due to Affiliates

As of April 21, 2011, Grassmere Partners, LLC has paid $26,527 for certain deferred offering and formation costs on behalf of the Company. The total of such costs does not bear interest and is due on demand. The Company issued an unsecured promissory note to Grassmere Partners, LLC on June 6, 2011 evidencing this indebtedness.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

5. Related Party Transactions  – (continued)

(d) Private Placement Warrants

The Sponsor and the Company’s independent director nominees have agreed to purchase, in a private placement, 3,900,000 Warrants prior to the Proposed Public Offering at a price of $0.75 per warrant (a purchase price of $2,925,000) from the Company. The Sponsor and the Company’s independent director nominees have agreed that the Warrants purchased will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless. The Company intends to classify the private placement Warrants within permanent equity as additional paid-in capital in accordance with ASC 815, “Derivatives and Hedging”.

(e) Registration Rights

The Sponsor and the Company’s independent director nominees will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Public Offering. The Sponsor and the Company’s independent director nominees will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock, the Warrants and the common stock underlying the Warrants, commencing on the date such common stock or Warrants are released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

6. Founder Shares

On April 21, 2011, the Company issued to the Sponsor 2,156,250 shares of restricted common stock for an aggregate purchase price of $25,000 in cash. The purchase price for each share of common stock was approximately $0.012 per share. Subsequently, in June 2011, our sponsor transferred an aggregate of 208,336 founder shares to Mr. Druten and Mr. Grant, each of whom has agreed to serve on our board of directors upon the closing of this offering. These shares include 281,250 shares of common stock that are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised, so that the Sponsor and its permitted transferees will own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering. In addition, a portion of the Sponsor’s shares in an amount equal to 2.5% of the Company’s issued and outstanding shares after the Proposed Public Offering and the exercise of the over-allotment option, if applicable, will be subject to forfeiture by the Sponsor in the event the last sales price of the Company’s stock does not equal or exceed $12.00 per share for any 20 trading days within any 30 trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all the Company’s stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), within the first 24 months following the closing of a Business Combination. An additional 2.5% of the Company’s issued and outstanding shares after the Proposed Public Offering and the exercise of the over-allotment option, if applicable, will be subject to forfeiture by the Sponsor in the event the last sales price of the Company’s stock does not equal or exceed $13.00 per share for any 20 trading days within any 30 trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all the Company’s stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), within the first 36 months following the closing of a Business Combination. The Sponsor has agreed that it will not sell or transfer its shares until one year following consummation of a Business Combination.

GRASSMERE ACQUISITION CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from April 15, 2011 (date of incorporation) to April 21, 2011

7. Income Taxes

As of April 21, 2011, the Company has a gross deferred tax asset of $5,100 resulting from a net operating loss carry-forward, and a valuation allowance of $5,100. Management has recorded a full valuation allowance against its deferred tax asset because it does not believe it is more-likely-than-not that sufficient taxable income will be generated. The effective tax rate differs from the statutory rate of 34% due to the establishment of the valuation allowance. The net operating loss carry-forward expires in 2030.

8. Commitments

The Company expects to grant the underwriters a 45-day option to purchase up to 1,125,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

The underwriter will be entitled to an underwriting discount of two percent (2.0%) which shall be paid in cash at the closing of the Proposed Public Offering, including any amounts raised pursuant to the over-allotment option. In addition, the underwriter will be entitled to a deferred fee of three and three-quarters percent (3.75%) of the Proposed Public Offering, including any amounts raised pursuant to the over-allotment option, payable in cash upon the closing of a Business Combination.

$75,000,000

Grassmere Acquisition Corporation

7,500,000 Units

PROSPECTUS

    , 2011

Lazard Capital Markets

Macquarie Capital

Until       , 2011 (90 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC filing fees	$10,014
FINRA filing fees	24,986
Accounting fees and expenses	45,000
Blue sky services and expenses	15,000
Director’s and Officer’s Insurance	125,000
Printing and engraving expenses	50,000
Legal fees and expenses	250,000
Miscellaneous(1)	80,000
Total	$675,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs. The SEC filing fee has been rounded from $10,013.63.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our amended and restated bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors, a form of which is filed as Exhibit 10.10 to this registration statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the underwriting agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On April 21, 2011, Grassmere Acquisition Holdings, LLC, our sponsor, purchased 2,156,250 shares of our common stock for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share. The founder shares include an aggregate of 281,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. Such shares (equal to 5.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ over-allotment option) will be subject to forfeiture as described in the prospectus. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

Our sponsor and our independent director nominees have committed to purchase from us an aggregate of 3,900,000 private placement warrants (3,566,668 by our sponsor and 333,332 by our independent director nominees) at $0.75 per warrant (for an aggregate purchase price of $2.925 million). These purchases will take place on a private placement basis simultaneously with the completion of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this Registration Statement:

See the Exhibit Index which follows the signature page which is incorporated by reference.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on the 9th day of June, 2011.

GRASSMERE ACQUISITION CORPORATION
By: /s/ Peter C. Brown Peter C. Brown Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name:	Title:	Date:
/s/ Peter C. Brown Peter C. Brown	Chairman and Chief Executive Officer (Principal Executive Officer)	June 9, 2011
/s/ Brian M. Hagenhoff Brian M. Hagenhoff	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 9, 2011

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	By-laws**
3.2	Form of Amended and Restated Certificate of Incorporation
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
5.1	Form of Opinion of McDermott Will & Emery LLP
10.1	Promissory Note, dated April 21, 2011, issued to Grassmere Acquisition Holdings, LLC**
10.2	Form of Letter Agreement between the Registrant, Grassmere Acquisition Holdings, LLC and the officers of the Registrant
10.3	Form of Letter Agreement between the Registrant and the independent director nominees of the Registrant
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.5	Form of Administrative Services Agreement by and between the Registrant and Grassmere Partners, LLC
10.6	Form of Registration Rights Agreement between the Registrant and Grassmere Acquisition Holdings, LLC
10.7	Common Stock Subscription Agreement, dated April 21, 2011, between the Registrant and Grassmere Acquisition Holdings, LLC**
10.8a	Amended and Restated Warrant Subscription Agreement, dated June 6, 2011, between the Registrant and Grassmere Acquisition Holdings, LLC
10.8b	Warrant Subscription Agreement, dated June 6, 2011 between the Registrant and William Thomas Grant II
10.8c	Warrant Subscription Agreement, dated June 6, 2011 between the Registrant and Robert J. Druten
10.9	Form of Indemnity Agreement
10.10	Trademark License Agreement, dated April 21, 2011, between the Registrant and Grassmere Partners, LLC**
10.11a	Securities Assignment Agreement, dated June 6, 2011 between Grassmere Acquisition Holdings, LLC and Robert J. Druten
10.11b	Securities Assignment Agreement, dated June 6, 2011 between Grassmere Acquisition Holdings, LLC and William Thomas Grant II
10.12	Promissory Note, dated June 6, 2011, issued to Grassmere Acquisition Holdings, LLC
14	Form of Code of Ethics**
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of McDermott Will & Emery LLP (included on Exhibit 5.1)
24	Power of Attorney**
99.1	Consent of Robert J. Druten
99.2	Consent of William Thomas Grant II

**	Previously filed